[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 10.5

STOCK PURCHASE AGREEMENT

among

DEGUSSA AG,

LAPORTE NEDERLAND BV,

RAYLO CHEMICALS INC.

and

GILEAD SCIENCES, INC.

dated as of June 6, 2006

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(continued)

-ii-

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(continued)

-iii-

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(continued)

-iv-

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(continued)

Exhibits and Schedules

Exhibit A	Argyll Road Manufacturing Agreement
Exhibit B	Argyll Road Employee Services Agreement
Exhibit C	Clover Bar Manufacturing Agreement
Exhibit D	Non-Exclusive License Agreement
Exhibit E	Clover Bar Services Agreement

Schedule 2.04	Current Assets and Current Liabilities
Schedule 3.03	Degussa Consents
Schedule 4.04	Seller Consents
Schedule 5.01(a)	Qualified Jurisdictions
Schedule 5.04	Conflicts
Schedule 5.04(b)	Required Consents
Schedule 5.05(a)	Balance Sheet FYE 12/31/05
Schedule 5.05(b)	Material Liabilities and Obligations
Schedule 5.06(a)	Assets
Schedule 5.06(a)(i)	Assets Subject to Liens
Schedule 5.07	Real Property
Schedule 5.07(a)	Leases
Schedule 5.07(b)	Owned Property
Schedule 5.08	Intellectual Property
Schedule 5.09(a)	Company Contracts
Schedule 5.09(b)	Contracts Not in Full Force
Schedule 5.10(a)	Permits
Schedule 5.10(b)	Permits Subject to Change
Schedule 5.11	Insurance
Schedule 5.12(b)	Tax Returns
Schedule 5.12(d)	Jurisdictions
Schedule 5.13(a)	Proceedings
Schedule 5.13(b)	Certain Proceedings
Schedule 5.13(c)	Judgments
Schedule 5.13(d)	Proceedings or Claims
Schedule 5.14	Benefit Plans
Schedule 5.15	Noncompliance with Applicable Laws
Schedule 5.16	Environmental Reports
Schedule 5.17(a)	Labor Issues
Schedule 5.17(c)	Employees

-v-

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Schedule 5.17(h)	Severance Agreements
Schedule 5.18	Company Business in Ordinary Course
Schedule 6.03	No Consents
Schedule 7.01	Conduct of Business
Schedule 7.01(b)(ii)	Key Employees
Schedule 7.03	Bank Account and Powers of Attorney
Schedule Section 7.12(a) Part 1	Argyll Road Carve-Out
Schedule 7.12(a) Part 2	Pilotation Equipment
Schedule Section 7.12(a) Part 3	Work Plan
Schedule 7.12(c)	Retained Assets and Liabilities
Schedule 7.13	Surviving Intercompany Arrangements

-vi-

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT dated as of June 6, 2006 (the “Agreement”), among DEGUSSA AG, a German Aktiengesellschaft (“Degussa”) LAPORTE NEDERLAND BV, a Netherlands limited liability company (“Seller”), RAYLO CHEMICALS INC., an Alberta corporation (the “Company”), and GILEAD SCIENCES, INC., a Delaware corporation (“Purchaser”).

WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, 1,900,000 shares of Class A common stock of the Company (the “Shares”), representing all of the issued and outstanding shares of common stock of the Company;

WHEREAS, the Company is engaged, among other activities, in that certain business conducted pursuant to its Manufacturing and Supply Agreement (the “[ * ] Contract”), dated [ * ], with [ * ] relating to the manufacture and marketing of certain [ * ] Business”), and the business of manufacturing bulk emtricitabine or other bulk active pharmaceutical ingredients for Purchaser and its Affiliates (the “Gilead Business”) (the [ * ] Business and the Gilead Business are collectively referred to herein as the “Company Business”);

WHEREAS, the Parties intend that in connection with the transactions contemplated by this Agreement, certain projects, assets, contracts, intellectual property and business activities of the Company not included in the Company Business will be transferred to Seller or its Affiliates;

WHEREAS, Gilead Sciences Limited, an Affiliate of Purchaser (“GSL”), and Degussa are simultaneously with the execution and delivery of this Agreement entering into a long-term purchase and supply agreement (the “Purchase and Supply Agreement”), pursuant to which GSL will purchase and Degussa will manufacture and sell certain active pharmaceutical ingredients manufactured at Degussa’s manufacturing facilities;

WHEREAS, GSL and Degussa are simultaneously with the execution and delivery of this Agreement entering into a long-term purchase and supply agreement (the “Raw Materials Agreement”) pursuant to which GSL will purchase and Degussa will manufacture and sell certain intermediate ingredients manufactured at Degussa’s manufacturing facilities;

WHEREAS, Purchaser and Degussa are simultaneously with the execution and delivery of this Agreement entering into a guaranty agreement (the “Guaranty”) pursuant to which Purchaser will guaranty the obligations of GSL under the Purchase and Supply Agreement and the Raw Materials Agreement;

WHEREAS, the Company will consolidate its manufacturing capabilities (the “Clover Bar Consolidation”) at 1021 Hayter Road, Edmonton, Alberta, Canada (the “Clover Bar Facility”);

WHEREAS, Degussa is the indirect parent of Seller and will benefit from the transactions contemplated by this Agreement; and

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

WHEREAS, certain capitalized terms used herein shall have the meanings ascribed thereto in Section 11.09(b) and a table of defined terms is set forth in Section 11.09(c).

NOW, THEREFORE, in consideration of the terms and conditions herein set forth and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Parties), the Parties hereby agree as follows:

ARTICLE I

DEPOSIT

SECTION 1.01. Deposit.

(a) Contemporaneously with the execution and delivery of this Agreement, in order to protect Seller and its Affiliates against a portion of (i) the business that they will forego and (ii) the capital investments and expenses they will make in anticipation of the Closing and the consummation of the Acquisition and the Purchase and Supply Agreement, Purchaser shall deliver to Seller €18,000,000 (the “Deposit”) by wire transfer of immediately available funds to an account designated in writing by Seller. The Deposit, together with interest calculated at a rate equal to the EONIA rate or equivalent overnight investment rate for Euro denominated deposits. from the first (1st) Business Day following the date of this Agreement to (but not including) the relevant date of determination (less any applicable withholding Taxes) (“Interest”), shall be credited towards the Purchase Price at the Closing.

(b) The Deposit shall be nonrefundable, except that in the event (i) the Closing shall not have occurred on or before February 2, 2007, (ii) as of such date the conditions set forth in Section 8.02(a) or Section 8.02(b) of this Agreement have not been fulfilled (other than a failure of the condition in Section 8.02(a) related to the occurrence of an event or circumstance constituting a Company Material Adverse Event which was not directly caused by Degussa, Seller or the Company), (iii) Purchaser is not then in material breach of any of its representations, warranties, covenants and agreements contained in this Agreement, and (iv) this Agreement shall have been terminated in accordance with Section 9.01, Seller shall return the Deposit within five (5) Business Days following written notice by Purchaser requesting that it do so, by wire transfer of immediately available funds to an account designated by Purchaser for such purpose.

(c) In the event that (i) this Agreement is terminated by either Party in accordance with Section 9.01 and (ii) no Party is in material breach of any of its representations, warranties, covenants and agreements contained in this Agreement (provided, that an event or circumstance constituting a Company Material Adverse Event which was not directly caused by Degussa, Seller or the Company shall not be taken into consideration when determining whether a “material breach” has occurred for this purpose), Purchaser may elect to enter into a Supply Agreement Continuation and to require Seller to apply the Deposit together with Interest to the date of the termination of this Agreement, to Purchaser’s obligations under the Purchase and Supply Agreement. A “Supply Agreement Continuation” shall mean Purchaser’s election, by written notice to Seller pursuant to the Purchase and Supply Agreement, to continue the Purchase and Supply Agreement for the calendar years 2007, 2008 and 2009.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(d) For the avoidance of doubt, in the event that the conditions set forth in Sections 8.01(a) or (b) shall have become incapable of fulfillment on or prior to the Closing and Purchaser is not in material breach of its representations, warranties, covenants and agreements contained in this Agreement, Purchaser may elect to enter into a Supply Agreement Continuation and to require Seller to apply the Deposit to Purchaser’s obligations under the Purchase and Supply Agreement if Seller is otherwise entitled to retain the Deposit pursuant to this Section 1.01.

ARTICLE II

PURCHASE AND SALE OF SHARES; CLOSING

SECTION 2.01. Purchase and Sale of the Shares. On the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase from Seller, the Shares for an aggregate purchase price of (a) €115,200,000 less (b) the amount of Intercompany Debt as of the Closing Date (the “Purchase Price”), payable as set forth in Section 2.03 and subject to adjustment as provided in Section 2.04. The purchase and sale of the Shares is referred to in this Agreement as the “Acquisition.”

SECTION 2.02. Closing Date. The closing of the Acquisition and the other transactions contemplated hereby (the “Closing”) shall take place at the offices of McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York 10017, at 10:00 a.m. on the later of (i) October 2, 2006 and (ii) the fifth (5th) Business Day following the satisfaction (or, to the extent permitted, the waiver) of the conditions set forth in Section 8.01, or, if on such day any condition set forth in Section 8.02 or 8.03 has not been satisfied (or, to the extent permitted, waived by the Party entitled to the benefit thereof), as soon as practicable after all the conditions set forth in Article VIII have been satisfied (or, to the extent permitted, waived by the Parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed between Seller and Purchaser. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”. The Closing shall be deemed to be effective as of the close of business of the Company on the Closing Date.

SECTION 2.03. Transactions To Be Effected at the Closing. At the Closing:

(a) Seller shall deliver to Purchaser:

(i) certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer;

(ii) a certificate of status, compliance, good standing or like certificate with respect to the Company issued by the Province of Alberta;

(iii) certified copies of (A) the charter documents and by laws of the Company, (B) the charter documents of Seller and (C) all necessary resolutions of the shareholder and the board of directors of the Company approving the entering into and completion of the transactions contemplated by this Agreement and the Ancillary Agreements;

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(iv) a duly executed resignation, effective as at the Closing, of each director and officer of the Company as Purchaser may specify in writing at least three (3) Business Days prior to Closing;

(v) if applicable, the Argyll Road Employee Services Agreement, duly executed by Seller or one of its Affiliates;

(vi) if applicable, the Clover Bar Manufacturing Agreement, duly executed by Seller or one of its Affiliates;

(vii) if applicable, the Argyll Road Manufacturing Agreement, duly executed by Seller or one of its Affiliates;

(viii) the Non-Exclusive License Agreement, duly executed by Degussa;

(ix) evidence reasonably satisfactory to Purchaser of the transfer of legal title to the Retained Assets and Liabilities and the assets, properties and liabilities comprising the Argyll Road Carve-Out; and

(x) a certificate of an officer or other authorized representative of each of Seller, Degussa and the Company certifying that the conditions set forth in Section 8.02(a) and Section 8.02(b) have been satisfied;

(b) Purchaser shall deliver to Seller:

(i) payment of the Closing Date Amount, by wire transfer of immediately available funds to a bank account designated in writing by Seller for such purpose (such designation to be made at least two (2) Business Days prior to the Closing Date);

(ii) a certificate of status, compliance, good standing or like certificate with respect to Purchaser issued by the Secretary of State of the State of Delaware;

(iii) if applicable, the Argyll Road Employee Services Agreement, duly executed by the Company;

(iv) if applicable, the Clover Bar Manufacturing Agreement, duly executed by the Company;

(v) if applicable, the Argyll Road Manufacturing Agreement, duly executed by the Company;

(vi) the Non-Exclusive License Agreement, duly executed by the Company; and

(vii) a certificate of an officer or other authorized representative of Purchaser certifying that the conditions set forth in Section 8.03(a) and Section 8.03(b) have been satisfied

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(c) Purchaser shall, on behalf of the Company, repay the Intercompany Debt in accordance with the payoff letter provided by Seller to Purchaser at least five (5) Business Days prior to the Closing Date.

SECTION 2.04. Purchase Price Adjustment.

(a) A physical inventory count shall be conducted by the Company on the day immediately prior to the Closing Date for the purpose of preparing the Statement (as defined below), and Purchaser or its representatives shall have the right to observe the taking of such physical inventory.

(b) Five (5) days prior to the Closing Date, Seller shall prepare a preliminary statement (the “Preliminary Statement”) reflecting its good faith estimate of the Adjusted Purchase Price as of the Closing Date (the “Estimated Purchase Price”), determined in accordance with this Section 2.04. Within sixty (60) days following the Closing Date, Seller shall prepare and deliver to Purchaser a statement (the “Statement”), setting forth Working Capital as of the close of business on the Closing Date calculated on a basis consistent with the Balance Sheet (“Closing Working Capital”). Purchaser shall assist, and shall cause the Company to assist, Seller in the preparation of the Statement and shall provide Seller access at all reasonable times to the personnel, properties, books and records of the Company for such purpose. Purchaser’s accountants may participate in the preparation of the Statement; provided, however, that Purchaser acknowledges that Seller shall have the primary responsibility and authority for preparing the Statement.

(c) During the thirty (30) day period following Purchaser’s receipt of the Statement, Purchaser and its accountants shall be permitted to review the working papers relating to the Statement. The Statement shall become final and binding upon the Parties on the thirtieth (30th) day following delivery thereof, unless Purchaser gives written notice of its disagreement with the Statement (a “Notice of Disagreement”) to Seller prior to such date. Any Notice of Disagreement shall (i) specify in reasonable detail the nature of any disagreement so asserted and (ii) only include disagreements based on mathematical errors or based on Closing Working Capital not being calculated in accordance with this Section 2.04. If a Notice of Disagreement is received by Seller in a timely manner, then the Statement (as revised in accordance with this sentence) shall become final and binding upon Seller and Purchaser on the earlier of (A) the date Seller and Purchaser resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement, which agreements shall be reflected in an amended Statement, or (B) the date any disputed matters are finally resolved in writing by the Accounting Firm (as defined below). During the thirty (30) day period following the delivery of a Notice of Disagreement, Seller and Purchaser shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. During such period Seller and its accountants shall have access to the working papers of Purchaser’s accountants. At the end of such thirty (30) day period, Seller and Purchaser shall submit to an independent accounting firm (the “Accounting Firm”) for arbitration any and all matters that remain in dispute and were properly included in the Notice of Disagreement. The Accounting Firm shall be KPMG LLP or, if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by the Parties in writing. The scope of the disputes to be resolved by the Accounting Firm shall be limited to whether

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

there were mathematical errors in the Statement and whether Closing Working Capital was calculated in accordance with Section 2.04, and the Accounting Firm is not to make any other determination. Seller and Purchaser agree to use their reasonable efforts to cause the Accounting Firm to render a decision resolving the matters submitted to them within thirty (30) days following submission. Judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the Party against which such determination is to be enforced. The cost of any arbitration (including the fees and expenses of the Accounting Firm and reasonable attorney fees and expenses of the Parties) pursuant to this Section 2.04 shall be borne by Purchaser and Seller in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the matters submitted. The fees and disbursements of Seller’s accountants incurred in connection with their review of the Statement and of any Notice of Disagreement shall be borne by Seller, and the fees and disbursements of Purchaser’s accountants incurred in connection with their review of the Statement shall be borne by Purchaser.

(d) The Purchase Price shall be (i) increased by the amount by which Closing Working Capital exceeds [ * ] (the “WC Amount”) or (ii) decreased by the amount by which Closing Working Capital is less than the WC Amount (the Purchase Price as so increased or decreased shall hereinafter be referred to as the “Adjusted Purchase Price”). If the Estimated Purchase Price is less than the Adjusted Purchase Price, Purchaser shall, and if the Estimated Purchase Price is more than the Adjusted Purchase Price, Seller shall, within ten (10) Business Days after the Statement becomes final and binding on the Parties, make payment by wire transfer of immediately available funds of the amount of such difference.

(e) The term “Working Capital” means the difference, if any, between Current Assets and Current Liabilities. The term “Current Assets” means those current assets and the term “Current Liabilities” means those current liabilities, respectively, of the Company identified on Schedule 2.04.

(f) During the period of time from and after the Closing Date through the resolution of any adjustment to the Purchase Price contemplated by this Section 2.04, Purchaser shall afford, and shall cause the Company to afford, to Seller and any accountants, counsel or financial advisers retained by Seller in connection with any adjustment to the Purchase Price contemplated by this Section 2.04 reasonable access during normal business hours to all the properties, books, contracts, personnel and records of the Company relevant to the adjustment contemplated by this Section 2.04.

(g) In the event that the Closing does not occur before November 2, 2006 and such delay is not caused by Purchaser, the Purchase Price shall be decreased by an amount equal to the Time Adjustment.

SECTION 2.05. Withholding Taxes.

(a) Subject to this Section 2.05, Seller will deliver to Purchaser a certificate issued pursuant to section 116 of the Tax Act in respect of the sale of the Shares to Purchaser.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(b) If a certificate issued by the Minister of National Revenue pursuant to subsection 116(2) of the Tax Act in respect of the sale of the Shares to Purchaser, specifying a certificate limit in an amount which is not less than the Purchase Price, is not delivered to Purchaser at or before the Closing, Purchaser will be entitled to withhold from the Purchase Price the amount that it may be required to remit pursuant to subsection 116(5) of the Tax Act in connection with such purchase, which based on the current legislation is 25% of the Purchase Price. If such a certificate is delivered at or before the Closing, Purchaser shall not make any such withholding from the Purchase Price.

(c) If, prior to the twenty seventh (27th) day after the end of the month in which the Closing occurs, Seller delivers to Purchaser a certificate issued by the Minister of National Revenue under subsection 116(2) or subsection 116(4) of the Tax Act in respect of the sale of the Shares to Purchaser, Purchaser shall promptly pay to Seller the amount withheld pursuant to Section 2.05(b) less 25% of the amount, if any, by which the Purchase Price exceeds the amount specified in such certificate as the certificate limit. The time at which a certificate is to be delivered to Purchaser under this Section 2.05(c) will be extended to such later time that the Canada Revenue Agency confirms in writing that Purchaser may continue to hold the amount withheld pursuant to Section 2.05(b).

(d) If Purchaser has withheld an amount pursuant to Section 2.05(b) and Seller does not deliver to Purchaser within the time period provided for in Section 2.05(c), a certificate issued by the Minister of National Revenue under subsection 116(2) or subsection 116(4) of the Tax Act in respect of the sale of the Shares to Purchaser specifying a certificate limit equal or greater than the Purchase Price, Purchaser shall remit to the Receiver General of Canada the amount required to be remitted pursuant to subsection 116(5) of the Tax Act and the amount so remitted shall be credited to Purchaser as a payment to Seller on account of the Purchase Price. Purchaser shall pay to Seller any remaining portion of the amount withheld pursuant to Section 2.05(b).

ARTICLE III

REPRESENTATIONS AND WARRANTIES RELATING TO DEGUSSA

Degussa hereby represents and warrants as follows to Purchaser and acknowledges and confirms that Purchaser is relying upon the representations and warranties in connection with the purchase of the Shares:

SECTION 3.01. Organization, Standing and Power. Degussa is an Aktiengesellschaft duly organized and validly existing under the Applicable Laws of Germany and has full power and authority and possesses all governmental franchises and Permits necessary to enable it to carry on its business as presently conducted, other than such governmental franchises and Permits the lack of which, individually or in the aggregate, have not had and could not reasonably be expected to have a Degussa Material Adverse Effect.

SECTION 3.02. Authority; Execution and Delivery; Enforceability. Degussa has full power and authority to execute this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party. The execution and delivery by Degussa of this Agreement and the

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Ancillary Agreements to which it is, or is specified to be, a party and the consummation by Degussa of the Acquisition and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. Degussa has duly executed and delivered this Agreement and prior to or of the Closing will have duly executed and delivered each Ancillary Agreement to which it is, or is specified to be, a party, and this Agreement constitutes, and each Ancillary Agreement to which it is, or is specified to be, a party will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other Applicable Laws affecting creditors’ rights generally, and to general principles of equity.

SECTION 3.03. No Conflicts; Consents.

(a) The execution and delivery by Degussa of this Agreement do not, the execution and delivery by Degussa of each Ancillary Agreement to which it is, or is specified to be, a party will not, and the consummation of the Acquisition and the other transactions contemplated hereby and thereby and compliance by Degussa with the terms hereof and thereof will not conflict with, constitute or result in any violation or breach of or default under, any provision of (i) the Satzung of Degussa, (ii) any Judgment or Applicable Law applicable to Degussa, or (iii) any contract to which Degussa or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound, other than, in the case of clauses (ii) or (iii), any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a Degussa Material Adverse Effect.

(b) Except as set forth on Schedule 3.03, no Consent of any Governmental Entity is required to be obtained or made by Degussa in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the Acquisition or the other transactions contemplated hereby and thereby.

SECTION 3.04. Litigation. There are not any (a) outstanding Judgments against Degussa or any of its Subsidiaries, (b) Proceedings pending or, to the knowledge of Degussa, threatened against or affecting Degussa or any of its Subsidiaries, or (c) investigations by any Governmental Entity that are, to the knowledge of Degussa, pending or threatened against or affecting Degussa or any of its Subsidiaries that, in any case, individually or in the aggregate, have had or could reasonably be expected to have a Degussa Material Adverse Effect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES RELATING TO SELLER AND THE SHARES

Seller hereby represents and warrants as follows to Purchaser and acknowledges and confirms that Purchaser is relying upon the representations and warranties in connection with the purchase of the Shares:

SECTION 4.01. Organization, Standing and Power. Seller is a corporation duly organized, validly existing and in good standing under the Applicable Laws of the Netherlands and has full power and authority and possesses all governmental franchises, and Permits necessary to enable it to own, lease or otherwise hold and operate its properties and assets, and to

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

carry on its business as presently conducted, other than such governmental franchises and Permits the lack of which, individually or in the aggregate, have not had and could not reasonably be expected to have a Seller Material Adverse Effect.

SECTION 4.02. Authority; Execution and Delivery; Enforceability. Seller has full power and authority to execute this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and to consummate the Acquisition and the other transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and the consummation by Seller of the Acquisition and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. Seller has duly executed and delivered this Agreement and prior to or of the Closing will have duly executed and delivered each Ancillary Agreement to which it is, or is specified to be, a party, and this Agreement constitutes, and each Ancillary Agreement to which it is, or is specified to be, a party will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other Applicable Laws affecting creditors’ rights generally, and to general principles of equity.

SECTION 4.03. The Shares. Seller has good and valid title to the Shares, free and clear of all Liens. Upon delivery to Purchaser at the Closing of certificates representing the Shares, duly endorsed by Seller for transfer to Purchaser, and upon Seller’s receipt of the Closing Date Amount, good and valid title to the Shares will pass to Purchaser, free and clear of all Liens, other than those arising from acts of Purchaser or its Affiliates. Other than this Agreement, no Person has any agreement, option, warrant, right or privilege capable of becoming such for the purchase or acquisition from Seller of any of the Shares or the purchase, subscription, allotment or issuance of any of the unissued shares of the Company, and the Shares are not subject to any voting trust agreement or other agreement, including any agreement restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

SECTION 4.04. No Conflicts; Consents.

(a) The execution and delivery by Seller of this Agreement do not, the execution and delivery by Seller of each Ancillary Agreement to which it is, or is specified to be, a party will not, and the consummation of the Acquisition and the other transactions contemplated hereby and thereby and compliance by Seller with the terms hereof and thereof will not conflict with, constitute or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Seller under, any provision of (i) the organizational documents of Seller, or (ii) any Contract to which Seller is a party or by which any of its properties or assets is bound, or (iii) Judgment or Applicable Law applicable to Seller or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a Seller Material Adverse Effect.

(b) Except as set forth in Schedule 4.04, no Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by Seller

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the Acquisition or the other transactions contemplated hereby and thereby.

(c) No Event of Insolvency. During the past three (3) years, no Event of Insolvency has occurred in respect of Seller.

ARTICLE V

REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

The Company hereby represents and warrants as follows to Purchaser and acknowledges and confirms that Purchaser is relying upon the representations and warranties in connection with the purchase of the Shares:

SECTION 5.01. Organization, Standing and Power.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Applicable Laws of the Province of Alberta. The Company has full corporate power and authority and possesses all governmental franchises and Permits necessary to enable it to own, lease or otherwise hold and operate its properties and Assets, and to carry on the Company Business as presently conducted. The Company is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of the Company Business or the ownership, leasing or holding of its properties and Assets makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, have not resulted in and could not reasonably be expected to result in a Company Material Adverse Event. Schedule 5.01(a) sets forth a list of each jurisdiction where the Company is qualified to do business.

(b) The Company has delivered or made available to Purchaser true and complete copies of the articles of amalgamation and by-laws, each as amended to date, of the Company.

SECTION 5.02. Capital Stock of the Company.

(a) The authorized capital stock of the Company consists of an unlimited number of Class A Common Shares, of which 1,900,000 shares, constituting the Shares, are issued and outstanding. Except for the Shares, there are no shares of capital stock or other equity securities of the Company issued, reserved for issuance or outstanding. The Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right to which the Company is a party or otherwise bound. The Company is not a reporting issuer (as such term is defined in the Securities Act (Alberta)) and there is no public market for the Shares. The Company is a “private issuer” as defined in Section 2.4 of National Instrument 45-106 of the Canadian Securities Administrators. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Shares may vote (“Voting Company Debt”). Except as set forth above, there are not any options,

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

warrants, rights, convertible or exchangeable securities, stock appreciation rights, stock-based performance units, or commitments of any kind to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or any Voting Company Debt. There are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

(b) The Company does not have any Subsidiaries and does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

SECTION 5.03. Authority; Execution and Delivery; Enforceability. The Company has full power and authority to execute this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and to consummate the Acquisition and the other transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and the consummation by the Company of the Acquisition and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. The Company has duly executed and delivered this Agreement and prior to the Closing will have duly executed and delivered each Ancillary Agreement to which it is, or is specified to be, a party, and this Agreement constitutes, and each Ancillary Agreement to which it is, or is specified to be, a party will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other Applicable Laws affecting creditors’ rights generally, and to general principles of equity.

SECTION 5.04. No Conflicts; Consents.

(a) Except as set forth on Schedule 5.04, the execution and delivery by the Company of this Agreement do not, the execution and delivery by the Company of each Ancillary Agreement to which it is, or is specified to be, a party will not, and the consummation of the Acquisition and the other transactions contemplated hereby and thereby and compliance by the Company with the terms hereof and thereof will not conflict with, constitute or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or Assets of the Company under, any provision of (i) the articles of amalgamation or by-laws of the Company, (ii) any Company Contract, or (iii) any Judgment or Applicable Law applicable to the Company or its properties or assets.

(b) Except as set forth on Schedule 5.04(b), as of the date of this Agreement, no Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by the Company in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the Acquisition or the other transactions contemplated hereby and thereby.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SECTION 5.05. Balance Sheet.

(a) Schedule 5.05(a) sets forth true and complete copies of the unaudited balance sheet of the Company for the fiscal year ended December 31, 2005 (the “Balance Sheet”).

(b) The Balance Sheet has been prepared in conformity with IFRS consistently applied (except as described in the notes thereto) and on that basis fairly present the consolidated financial condition of the Company as of December 31, 2005. The Company does not have any material liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) of a nature required by IFRS to be reflected on a balance sheet of the Company or in the notes thereto, except (i) as disclosed, reflected or reserved against in the Balance Sheet and the notes thereto, (ii) for items set forth in Schedule 5.05(b), (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet and not in violation of this Agreement, and (iv) for Taxes.

SECTION 5.06. Assets Other than Real Property Interests.

(a) Except as set forth in Schedule 5.06(a) or otherwise disposed of since the date of the Balance Sheet in the ordinary course of business consistent with past practice, the Company has, or as of the Closing Date will have, good and valid title to all assets reflected on the Balance Sheet or thereafter acquired, other than those included in the Retained Assets and Liabilities or the Argyll Road Carve-Out (the “Assets”), in each case free and clear of all mortgages, liens (statutory or otherwise), security interests, pledges, charges, assignments, easements, leases, subleases, covenants, conditional sales, deemed or statutory trusts, rights of way, options, claims, restrictions or encumbrances of any kind (collectively, “Liens”), except (i) such Liens as are set forth in Schedule 5.06(a)(i), (ii) builders’, mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business, and (iii) other imperfections of title or encumbrances, if any, that, individually or in the aggregate, do not materially impair, and could not reasonably be expected materially to impair, the continued use and operation of the Assets to which they relate in the conduct of the business of the Company as of the date hereof (the Liens described in clauses (ii) and (iii) above, together with the Liens referred to in clauses (ii) through (vi) of Section 5.07, are referred to collectively as “Permitted Liens”).

(b) The Assets include all material tangible personal property necessary to enable the Company to conduct the Company Business after Closing substantially in the same manner as it was conducted at the Clover Bar Facility on the date of this Agreement. With the exception of inventory, motor vehicles, equipment in transit and those Assets which are subject to the Clover Bar Consolidation, all of the Assets are situated at the Clover Bar Facility.

(c) No Person has any written or, to the Company’s knowledge, oral agreement, option or commitment, or any right or privilege capable of becoming such, for the purchase or other acquisition from the Company of any material portion of the Assets, other than inventory to be sold in the ordinary course.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(d) The Assets have been maintained in accordance with industry standards for a facility of the type, size and location of the Clover Bar Facility or located on the Argyll Road Property and are in good working order (ordinary wear and tear excepted), except that the pilotation and other equipment described on Part 2 of Schedule 7.12(a) will not have been assembled at Closing. This Section 5.06 does not relate to real property or interests in real property, such items being the subject of Section 5.07, or to Intellectual Property, such items being the subject of Section 5.08.

SECTION 5.07. Real Property.

(a) Schedule 5.07 sets forth a complete list of all real property and interests in real property legally or beneficially owned in fee simple by the Company, other than the real property at Argyll Road (individually, an “Owned Property”). There are no real property or interests in real property leased by the Company. The Company has good and marketable fee simple title to all Owned Property free and clear of all Liens, except (i) Permitted Liens, (ii) such Liens as are set forth in Schedule 5.06(a), (iii) leases, subleases and similar agreements set forth in Schedule 5.07(a), (iv) easements, covenants, rights-of-way and other similar restrictions of record, (v) any conditions that may be shown by a current, accurate survey or physical inspection of any Owned Property made prior to the Closing, and (vi) zoning, building and other similar restrictions. None of the items set forth in clauses (v) and (vi) above, individually or in the aggregate, materially impairs the continued use and operation of the Owned Property to which they relate in the conduct of the business of the Company as presently conducted.

(b) Except as identified on Schedule 5.07(b), with respect to the Owned Property:

(i) no condemnation or expropriation proceeding is pending or, to the knowledge of the Company, threatened against the Owned Property;

(ii) there are no outstanding work orders from or required by any Governmental Entity (including any municipality, police department, fire department, sanitation, health or safety authorities) or from any other Person relating to the Owned Property; and

(iii) there are no local improvement charges, acreage assessments, development or improvement levies, or other levies or assessments outstanding with respect to the Owned Property and the Company has not received any written notice of any such proposed local improvement charges, acreage assessments, or other levies or assessments.

SECTION 5.08. Intellectual Property.

(a) In this Agreement:

“Intellectual Property” means domestic and foreign (i) patents, applications for patents and reissues, divisions, continuations, renewals, extensions and continuations-in-part of patents or patent applications, (ii) proprietary business information, including inventions (whether patentable or not), invention disclosures, improvements, discoveries, trade secrets, confidential information, know-how, methods, processes, designs, technology, technical data, schematics, formulae and customer lists, and documentation relating

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

to any of the foregoing, (iii) copyrights, copyright registrations and applications for copyright registration, (iv) mask works, mask work registrations and applications for mask work registrations, (v) designs, design registrations, design registration applications and integrated circuit topographies, and (vi) trade names, business names, corporate names, domain names, website names and world wide web addresses, common law trade-marks, trade-mark registrations, trade mark applications, trade dress and logos, and the goodwill associated with any of the foregoing.

(b) Attached as Schedule 5.08 is a list of all patents, applications for patents and reissues, divisions, continuations, renewals, extensions and continuations-in-part of patents or patent applications, trade-mark registrations, and trade-mark applications owned by the Company with respect to the Company Business (the “Company IP”). Except as set forth in Schedule 5.08, the Company owns the Company IP, free and clear of all Liens.

(c) Except as set forth in Schedule 5.08, the Company is not a party to or bound by any Contract that materially limits or impairs its ability to use, sell, transfer, assign or convey any of the Company IP. Except as set forth in Schedule 5.08, the Company is not obligated to pay any royalties, fees or other compensation to any Person in respect of its ownership, use or license of any Intellectual Property.

(d) The transactions contemplated by this Agreement and the continued operation of the Company Business as currently conducted do not violate or breach the terms of any license of Company IP, or entitle any other Party to any such license of Company IP, to terminate or modify it, or otherwise adversely affect the Company’s rights under it. To the knowledge of the Company, the use of the Company IP does not infringe on the Intellectual Property rights of any Person.

SECTION 5.09. Contracts.

(a) Except as set forth in Schedule 5.09(a) and except for any agreements included in the Retained Assets and Liabilities or the Argyll Road Carve-Out, as of the date of this Agreement, the Company is not a party to or bound by any:

(i) written employment agreement (including any severance or termination agreement);

(ii) collective bargaining agreement or other contract with any labor organization, union, association or similar group or organization;

(iii) agreement (other than this Agreement) with (A) Company or any Affiliate of Company or (B) any officer, director or employee of the Company, Company or any Affiliate of Company;

(iv) lease, sublease or similar agreement with any Person under which the Company is a lessor or sublessor of, or makes available for use to any Person any Owned Property;

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(v) lease, sublease or similar agreement with any Person under which (A) the Company is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any Person or (B) the Company is a lessor or sub-lessor of, or makes available for use by any Person, any tangible personal property owned or leased by the Company;

(vi) (A) agreement for the purchase of materials, supplies or equipment or (B) management, service, consulting or other similar agreement, in any such case which is not terminable by the Company by notice of not more than sixty (60) days without penalty;

(vii) license, sublicense, option or other agreement relating in whole or in part to the Intellectual Property (including any license or other agreement under which the Company is licensee or licensor of any Intellectual Property);

(viii) agreement under which the Company has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person or any other note, bond, debenture or other evidence of indebtedness of the Company (other than in favor of the Company);

(ix) agreement (including any so-called take-or-pay or keepwell agreements) under which (A) any Person other than the Company, has guaranteed indebtedness, liabilities or obligations of the Company or (B) the Company has guaranteed indebtedness, liabilities or obligations of any Person, other than the Company (in each case other than endorsements for the purpose of collection in the ordinary course of business);

(x) agreement under which the Company has made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person (other than extensions of trade credit in the ordinary course of business);

(xi) agreement granting a Lien upon any Asset;

(xii) agreement not made in the ordinary course of business;

(xiii) confidentiality, secrecy or non-disclosure agreement or other contract limiting the freedom of the Company to engage in any business or compete with any Person;

(xiv) agreement for the sale of any asset of the Company (other than inventory sales in the ordinary course of business) or the grant of any preferential rights to purchase any such asset, other than any such agreement entered into in the ordinary course of business after the date of this Agreement and not in violation of this Agreement;

(xv) agreements with or Permits by or from any Governmental Entity;

(xvi) currency exchange, interest rate exchange, commodity exchange or similar agreement;

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(xvii) agreement for any joint venture, partnership or similar arrangement; and

(xviii) agreement which requires the Company to make capital expenditures in excess of Canadian f100,000 payable after the Closing.

(b) Except as set forth in Schedule 5.09(b) to the knowledge of the Company, all contracts required to be listed in Schedule 5.09(b) and not included in the Retained Assets and Liabilities or the Argyll Road Carve-Out (the “Company Contracts”) are valid, binding and in full force and effect and are enforceable by the Company in accordance with their terms. Except as set forth in Schedule 5.09(b), the Company has performed all material obligations required to be performed by it to date under the Company Contracts, and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Company, no other party to any Company Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. The Company has not, except as disclosed in Schedule 5.09(b), received any notice of the intention of any party to terminate any Company Contract and the Company has not received any claim for indemnification or breach of warranty under a Company Contract within the last two (2) years. Complete and correct copies of all Company Contracts, together with all modifications and amendments thereto, have been made available to Purchaser.

SECTION 5.10. Permits.

(a) Schedule 5.10(a) sets forth all Permits issued or granted to the Company.

(b) Except as set forth in Schedule 5.10(b), (i) to the knowledge of the Company, all such Permits are validly held by the Company, are subsisting and in good standing, and the Company has complied in all material respects with all terms and conditions thereof and the Company is not in default or breach thereof, and (ii) during the past twelve (12) months, the Company has not received notice of any Proceeding relating to the revocation, limitation or modification of any such Permits. The Company possesses or has applied for all Permits necessary to own or hold under lease and operate the Assets, and to conduct the Company Business as currently conducted in compliance with all Applicable Laws, including without limitation, Permits necessary to produce active pharmaceutical ingredients (“API”) for commercial sale in the countries in which finished product incorporating API manufactured by the Company is currently sold. The transactions contemplated by this Agreement and the completion of the Acquisition on the terms set forth in this Agreement will not invalidate, modify or cause a breach or default under any Permits listed in Schedule 5.10(a).

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SECTION 5.11. Insurance. The Company maintains policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are, in the Company’s judgment, reasonable for the business and assets of the Company, other than those included in the Retained Assets and Liabilities or the Argyll Road Carve-Out. Schedule 5.11 contains a correct and complete list of insurance policies which are maintained by the Company. All such insurance policies will terminate as to the Company as of the Closing Date.

SECTION 5.12. Taxes.

(a) For purposes of this Agreement:

“Pre-Closing Tax Period” shall mean all taxable periods (or portions thereof) ending on or before the Closing Date.

“Tax” or “Taxes” shall mean all domestic, foreign, federal, state, provincial, county, municipal, local and other taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, sales, use, ad valorem, goods and services, receipts, value added, profits, license, withholding, payroll, employment, excise, premium, property, customs, net worth, capital gains, transfer, stamp, documentary, social security, environmental, alternative minimum, occupation, recapture and other taxes, and including all interest, penalties and additions imposed with respect to such amounts and all amounts payable pursuant to any agreement or arrangement with respect to Taxes.

“Tax Act” means the Income Tax Act (Canada) R.S.C. 1985, c.1 (5th Supp.) and the Income Tax Act Regulations, as amended or publicly proposed to be amended on the Closing Date.

“Taxing Authority” shall mean any domestic, foreign, federal, state, provincial, county, municipal, local or other government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

“Tax Return” or “Tax Returns” shall mean all returns, declarations of estimated tax payments, reports, estimates, information returns and statements, including any related or supporting information with respect to any of the foregoing, filed or to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.

(b) Except as set forth in Schedule 5.12(b), (i) the Company has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns required to be filed by it (and the information contained in such Tax Returns is correct and complete and such Tax Returns reflect accurately all liability for taxes of the Company for the periods covered thereby), (ii) all Taxes with respect to taxable periods covered by such Tax Returns, and all other Taxes for which the Company is or might otherwise be liable have been timely paid in full or will be timely paid in full by the due date thereof and the most recent audited financial statements for the Company reflect an adequate reserve for all Taxes payable by the Company for all taxable periods and portions thereof through the date of such financial statements, and (iii) there exists no Liens for Taxes with respect to any of the Assets or properties of the Company.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(c) The Company has made available to Purchaser for inspection complete and correct copies of all Tax Returns of the Company relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired.

(d) Schedule 5.12(d) sets forth, as of the date of this Agreement, each jurisdiction, including domestic, foreign, federal, state, provincial, county, municipal and local, in which the Company files or has been required to file a Tax Return relating to income, franchise, license, excise, net worth, property or sales and use taxes or is or has been liable for any Taxes on a “nexus” basis at any time for taxable periods ending on or after December 31, 2004.

(e) The liability for Taxes of the Company has been assessed by all relevant Taxing Authorities for all periods up to and including May 31, 2004. There are no outstanding agreements, arrangements, waivers or objections extending the statutory period or providing for an extension of time with respect to the assessment or reassessment of Taxes or the filing of any Tax Return by, or any payment of Taxes by, the Company. The Company has not received a ruling from any Taxing Authority in respect of Taxes or signed an agreement in respect of Taxes with any Taxing Authority.

(f) There are no Proceedings, investigations or other actions pending or threatened against the Company in respect of Taxes and, to the knowledge of Seller, there is no reason to expect that any such Proceeding, investigation or other action may be asserted against the Company by a Taxing Authority for any period ending on or prior to the Closing Date. The Company is not negotiating any final or draft assessment or reassessment in respect of Taxes with any Taxing Authority and the Company has not received any indication from any Taxing Authority that an assessment or reassessment is proposed or may be proposed in respect of any Taxes for any period ending on or prior to the Closing Date. There are no facts of which the Company or Seller is aware which would constitute grounds for the assessment or reassessment of Taxes payable by the Company for any period ending on or prior to the Closing Date. Seller is not aware of any contingent liabilities of the Company for Taxes or any grounds for an assessment or reassessment of Taxes including, without limitation, the treatment of income, expenses, credits or other claims for deduction under any Tax Return.

(g) The Company has withheld and collected all amounts required by Applicable Law to be withheld or collected by it on account of Taxes and has remitted all such amounts to the appropriate Taxing Authority within the time prescribed under any Applicable Law.

(h) There are no circumstances existing which could result in the application of section 17, section 78, section 79, or sections 80 to 80.04 of the Tax Act, or any equivalent provision under Applicable Law, to the Company. The Company has not claimed nor will it claim any reserve under any provision of the Tax Act or any equivalent provincial provision, if any amount could be included in the income of the Company for any period ending after the Closing Date.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(i) The Company has not acquired property or services from, or disposed of property or provided services to, a Person with whom it does not deal at arm’s length (within the meaning of the Tax Act) for an amount that is other than the fair market value of such property or services, nor has the Company been deemed to have done so for purposes of the Tax Act. For all transactions between the Company, on the one hand, and any non-resident Person with whom the Company was not dealing at arm’s length, for the purposes of the Tax Act, on the other hand, during a taxation year commencing after 1998 and ending on or before the Closing Date, the Company has made or obtained records or documents that satisfy the requirements of paragraphs 247(4)(a) to (c) of the Tax Act. The Company has not entered into an agreement contemplated by section 191.3 of the Tax Act.

(j) The Company is not subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for income tax purposes in any jurisdiction.

(k) To the knowledge of Seller, no claim has ever been made by a Taxing Authority in respect of Taxes in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Tax by that jurisdiction.

SECTION 5.13. Proceedings.

(a) Schedule 5.13(a) sets forth a list as of the date of this Agreement of each pending or, to the knowledge of the Company, threatened Proceedings against the Company.

(b) Except as set forth in Schedule 5.13(b), none of the Proceedings listed in Schedule 5.13(a) would result, if adversely determined, individually or in the aggregate, in damages, losses or other costs and expenses payable by the Company.

(c) To the knowledge of the Company, except as set forth in Schedule 5.13(c), the Company is not a party or subject to or in default under any material Judgment.

(d) Except as set forth in Schedule 5.13(d), there is not any Proceeding by the Company pending, or which the Company intends to initiate, against any other Person.

SECTION 5.14. Benefit Plans. Schedule 5.14 contains a complete and correct list of each registered pension plan, registered savings plan, savings bond plan and group insurance plan for life insurance, accidental death and dismemberment, disability, health care, dental care and emergency medical travel insurance benefits, termination, supplemental unemployment benefit, bonus, incentive, profit sharing, change of control, retirement, stock option, stock purchase, stock appreciation and similar plans programs, arrangements or practices that is offered to current or former employees of the Company as of the date of this Agreement (collectively, the “Benefit Plans”).

(a) With respect to each Benefit Plan, the Company has furnished Purchaser with a complete and correct copy (if applicable) of (i) the most recent plan document or other governing contract, as amended, (ii) the most recently distributed summary description and summary of material modifications, (iii) the most recently filed annual information return, (iv)

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

where required, evidence of registration with Canada Revenue Agency or the relevant pension standards authority and (v) applicable funding agreements.

(b) The Benefit Plans have been established, registered, administered, communicated and invested in accordance with their terms and the requirements of Applicable Law, including the Tax Act, the Employment Pension Plans Act (Alberta) and other applicable pension standards legislation, and no noncompliance tax or penalty is payable by the Company with respect to any Benefit Plan, except as, individually or in the aggregate, has not resulted in and could not reasonably be expected to result in a Company Material Adverse Event.

(c) Except as provided in Schedule 5.14, the Company does not maintain or have an obligation to contribute to, or provide coverage under, any retiree life or retiree health plans or arrangements which provide for continuing benefits or coverage for current or former officers, directors or employees of the Company.

(d) The Company has made all contributions and paid all premiums in respect of each Benefit Plan in a timely fashion in accordance with the terms of each Benefit Plan and Applicable Law, except as, individually or in the aggregate, has not resulted in and could not reasonably be expected to result in a Company Material Adverse Event.

(e) Other than routine claims for benefits, there is no pending action, investigation, examination, claim (including claims for Taxes) or any other proceeding initiated by any Person against the Company in respect of a Benefit Plan or, to the Company’s knowledge, the funding agent or the fund of a Benefit Plan which, if adversely determined, could not reasonably be expected to result in a Company Material Adverse Event.

(f) No insurance policy or any other agreement affecting any Benefit Plan requires or permits a retroactive increase in contributions, premiums or other payments due under such insurance policy or agreement.

SECTION 5.15. Compliance with Applicable Laws. To the knowledge of the Company, except as set forth in Schedule 5.15, the Company is in compliance with, and is conducting and has conducted the Company Business in compliance with all Applicable Laws. Except as set forth in Schedule 5.15, the Company has not received any written communication notice during the past twelve (12) months from a Governmental Entity that alleges that the Company is not in compliance in any material respect with any Applicable Law.

SECTION 5.16. Environmental Matters.

(a) Purchaser has received certain environmental reports relating to the facilities and operations of the Company, which reports are identified in Schedule 5.16 (the “Environmental Reports”).

(b) Except as set forth in the Environmental Reports or in Schedule 5.16,

(i) during the past three (3) years, the Company has not received any written communication from a Governmental Entity that alleges that the Company is not in compliance in any respect with any Environmental Law, the substance of which has not been materially resolved,

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(ii) the Company holds, and is in compliance with, all Permits required for the Company to conduct the Company Business under Environmental Laws, and is in material compliance with all Environmental Laws;

(iii) the Company has not entered into or agreed to any court decree or order and is not subject to any Judgment relating to compliance with any Environmental Law or to investigation or cleanup of Hazardous Material;

(iv) the Company has no contingent liabilities, including any assumed, whether by contract or operation of law, liabilities or obligations, in connection with any Hazardous Materials or arising under any Environmental Laws in connection with the Company Business or any formerly owned or operated divisions, Subsidiaries, or companies;

(v) the Company has not, during the last three (3) years, owned, or operated as a chemical manufacturing facility, any other real property other than the Owned Property or the Argyll Road Property;

(vi) the Company has not disposed of, or arranged for the disposal of, Hazardous Materials at any onsite or offsite location in the last three (3) years;

(vii) the Company is not aware of any material Releases of Hazardous Materials on, at or under the Owned Property or any other property or facility owned, leased or operated by the Company or any of its predecessors in the last three (3) years;

(viii) the Owned Property has never been used by any Person as a waste disposal site or as a licensed landfill or has ever had asbestos-containing materials, PCBs, radioactive substances or aboveground or underground storage systems, active or abandoned, located on, at or under them;

(ix) to the knowledge of Company, no properties adjacent to any of the Owned Property are contaminated;

(x) there are no outstanding orders which have been issued with respect to Environmental Laws, whether to the Company or, to Company’s knowledge, to another Person, with respect to the Owned Property;

(xi) there are no Hazardous Materials located in the soil, subsoil or in groundwater under the Owned Property or any other property or facility owned, leased or operated by the Company or any of its predecessors in the last three (3) years; and

(xii) the Company has not, within the last five (5) years, been required by an Governmental Entity to alter the Owned Property in a material way in order to be in compliance with Environmental Laws, or perform any environmental closure, decommissioning, rehabilitation, restoration or post-remedial investigations, on, about, or in connection with such property.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(c) The term “Environmental Laws” means any and all Applicable Laws, Judgments and Permits issued, promulgated or entered into by or with any Governmental Entity, relating to the Environment, preservation or reclamation of natural resources, or to the protection of human health as it relates to the Environment, or to the management, Release or threatened Release of Hazardous Materials. The term “Hazardous Materials” means (i) any and all radioactive materials or wastes, PCBs, petroleum (including crude oil or any fraction thereof) or petroleum distillates, asbestos or asbestos containing materials and (ii) any other wastes, materials, contaminant chemicals or substances regulated pursuant to any Environmental Law. The term “Release” means any spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, dumping, pouring, emanation or migration of any Hazardous Material in, into, onto, or through the Environment or within any building, structure, facility or fixture. The term “Environment” means surface waters, groundwaters, soils, land surface, subsurface strata and ambient air.

SECTION 5.17. Employee and Labor Matters.

(a) Except as set forth in Schedule 5.17(a) as of the date of this Agreement: (i) there is not, and during the past twelve (12) months there has not been, any labor strike, dispute, work stoppage or lockout pending, or, to the knowledge of the Company, threatened, against the Company; (ii) no trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the employees of the Company by way of certification, interim certification, voluntary recognition, or succession rights, or has applied or, to the knowledge of the Company, threatened to apply to be certified as the bargaining agent of any employees of the Company, (iii) to the knowledge of the Company, no union organizational campaign is in progress with respect to the employees of the Company; and (iv) the Company is not subject to any claim for wrongful dismissal, constructive dismissal or any other tort claim, actual or, to the knowledge of the Company, threatened, or any litigation, actual or, to the knowledge of the Company, threatened, relating to employment or termination of employment of employees.

(b) The Company has not and is not engaged in any unfair labor practice and no unfair labor practice complaint, grievance or arbitration proceeding is pending or, to the knowledge of the Seller, threatened against the Company. No collective agreement is currently being negotiated by the Company or any other Person in respect of employees of the Company.

(c) Schedule 5.17(c) sets forth a correct and complete list of the name and job title of each employee of the Company as of December 31, 2005.

(d) All amounts payable in respect of all salary, wages, bonuses, commissions, or vacation with pay have been paid when due.

(e) There are no outstanding assessments, penalties, fines, liens, charges, surcharges, or other amounts due or owing pursuant to any workers’ compensation legislation, except to the extent accrued, and the Company has not been reassessed in any material respect under such legislation during the past three (3) years and, to the knowledge of the Company, no audit of the Company is currently being performed pursuant to any applicable workers’ compensation legislation.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(f) Seller has provided to Purchaser all orders and inspection reports under applicable occupational health and safety legislation (“OHSA”) for the past three (3) years. The Company has complied in all material respects with any orders issued under OHSA and there are no appeals of any orders under OHSA currently outstanding.

(g) Those individuals classified as independent contractors or consultants have been properly classified as such and no audit is currently being performed by any Governmental Entity in respect of the characterization of such individuals as independent contractors or consultants and to the knowledge of the Seller, no such audit is threatened.

(h) Except as disclosed in Schedule 5.17(h), no employee of the Company has any agreement as to length of notice or severance payment required to terminate his or her employment other than such as results by law from the employment of an employee without an agreement as to notice or severance.

SECTION 5.18. Conduct of Business in Ordinary Course. Except as disclosed in Schedule 5.18, from January 1, 2006 through the date of this Agreement, the Company Business has been carried on in all material respects in the ordinary course. Without limiting the generality of the foregoing, except as disclosed in Schedule 5.18 from January 1, 2006 through the date of this Agreement, the Company has not:

(a) sold, transferred or otherwise disposed of or diminished the value of any of its properties and Assets used in the Company Business, except for (i) Assets which are obsolete and which individually or in the aggregate are not material to the Company Business, or (ii) inventory sold in the ordinary course;

(b) increased its indebtedness for borrowed money or made any loan or advance, or assumed, guaranteed or otherwise became liable with respect to the liabilities or obligation of any Person other than to Degussa, or an Affiliate of Degussa;

(c) suffered any loss individually or in the aggregate that is in excess of $100,000, whether or not covered by insurance;

(d) compromised or settled any Proceeding, relating to the Assets, the Company Business or the Company that is material to the Company Business;

(e) authorized, agreed or otherwise committed, whether or not in writing, to do any of the foregoing;

(f) granted or committed to any general increase in the rate of wages, salaries, bonuses or other remuneration of any employees of the Company; and

(g) increased or committed to increase the benefits to which employees of the Company are entitled or otherwise modified, amended, cancelled or terminated as of the Benefit Plans, except as provided in the Benefit Plans.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SECTION 5.19. Registration of the Company. The Company is a registrant for purposes of any Taxes imposed under Part IX of the Excise Tax Act (Canada) and its registration number is 121272173RC0001.

SECTION 5.20. Brokers and Finders. Neither the Company nor its Affiliates have retained any agent, broker, investment banker, financial advisor or other firm or Person that is or will be entitled to any brokers’ or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

SECTION 5.21. Investment Canada Act. The Company does not provide any of the services or engage in any of the activities of a business described in Subsection 14.1(5) of the Investment Canada Act (Canada). The value of the Assets, calculated in the manner prescribed for the purposes of the Investment Canada Act (Canada) in accordance with the Investment Canada Regulations, is less than CDN $265,000,000.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants as follows to Seller and acknowledges and confirms that Seller is relying upon the representations and warranties in connection with the sale of the Shares:

SECTION 6.01. Organization, Standing and Power. Purchaser is a Delaware corporation duly organized, validly existing and in good standing under the Applicable Laws of the State of Delaware and has full corporate power and authority and possesses all governmental franchises and Permits necessary to enable it to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted, other than such governmental franchises and Permits the lack of which, individually or in the aggregate, have not had and could not reasonably be expected to have a Purchaser Material Adverse Effect. Purchaser has delivered to Seller true and complete copies of the certificate of incorporation and by-laws of Purchaser, in each case as amended through the date of this Agreement.

SECTION 6.02. Authority; Execution and Delivery; Enforceability. Purchaser has full power and authority to execute this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and to consummate the Acquisition and the other transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and the consummation by Purchaser of the Acquisition and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. Purchaser has duly executed and delivered this Agreement and prior to the Closing will have duly executed and delivered each Ancillary Agreement to which it is, or is specified to be, a party, and this Agreement constitutes, and each Ancillary Agreement to which it is, or is specified to be, a party will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other Applicable Laws affecting creditors’ rights generally, and to general principles of equity.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SECTION 6.03. No Conflicts; Consents.

(a) The execution and delivery by Purchaser of this Agreement do not, the execution and delivery by Purchaser of each Ancillary Agreement to which it is, or is specified to be, a party will not, and the consummation of the Acquisition and the other transactions contemplated hereby and thereby and compliance by Purchaser with the terms hereof and thereof will not conflict with, constitute or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Purchaser under, any provision of (i) the organizational documents of Purchaser, or (ii) any Contract to which Purchaser is a party or by which any of its properties or assets is bound, or (iii) Judgment or Applicable Law applicable to Purchaser or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a Purchaser Material Adverse Effect.

(b) Except as set forth in Schedule 6.03 no Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by Purchaser in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the Acquisition or the other transactions contemplated hereby and thereby.

SECTION 6.04. Securities Act. The Shares purchased by Purchaser pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Purchaser shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of Applicable Law.

SECTION 6.05. No Knowledge of Misrepresentation or Omission. As of the date of this Agreement, Purchaser does not have any knowledge that the representations and warranties of Degussa, Seller or the Company made in this Agreement are not true and correct. Purchaser does not have any knowledge of any material errors in, or material omissions from, any Schedule.

SECTION 6.06. Brokers and Finders. Neither Purchaser nor its Affiliates has retained any agent, broker, investment banker, financial advisor or other firm or Person that is or will be entitled to any brokers’ or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

SECTION 6.07. No Event of Insolvency. During the past three (3) years, no Event of Insolvency has occurred in respect of Purchaser.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

ARTICLE VII

COVENANTS

SECTION 7.01. Covenants Relating to Conduct of Business.

(a) Except for the Argyll Road Carve-Out, those matters set forth in Schedule 7.01, the Retained Asset and Liability Transfer or otherwise expressly permitted by the terms of this Agreement from the date of this Agreement to the Closing (the “Interim Period”), Seller shall use commercially reasonable efforts to keep intact the Assets in a manner consistent with industry practices as applied by the Company in the ordinary course of its business. In addition, except as set forth in Schedule 7.01 or otherwise expressly permitted or required by the terms of this Agreement, during the Interim Period Seller shall not permit the Company to, and the Company shall not, do any of the following without the prior written consent of Purchaser, which shall not be unreasonably withheld or delayed:

(i) amend its articles of amalgamation or by-laws;

(ii) redeem or otherwise acquire any shares of its capital stock (including the Shares) or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock (including the Shares);

(iii) adopt, establish, replace or terminate, or amend or modify in any material respect, any Benefit Plan, except as required by Applicable Law;

(iv) grant to any executive officer or key employee any increase in compensation or benefits, except in the ordinary course of business and consistent with past practice or as may be required under an existing agreement set forth on Schedule 5.09(a);

(v) incur or assume any (A) short-term liabilities, obligations or indebtedness for borrowed money or guarantee any such short-term liabilities, obligations or indebtedness, other than in the ordinary course of business and consistent with past practice, or (B) long-term liabilities, obligations or indebtedness for borrowed money or guarantee any such long-term liabilities, obligations or indebtedness;

(vi) make any change in any method of accounting or accounting practice or policy other than those required by IFRS or as recommended by the Company’s accountants;

(vii) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than inventory) that are material;

(viii) sell, lease, license or otherwise dispose of any of its assets that are material, in the aggregate, to the Company, except inventory and obsolete or excess equipment

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

sold in the ordinary course of business and consistent with past practice, except for the Argyll Road Carve-Out and except relating to the Retained Asset and Liability Transfer;

(ix) amend, modify, terminate, assign or extend the term of any Company Contract;

(x) enter into any lease of real property;

(xi) compromise or settle any Proceeding or other investigation relating to the future operations of the Company; or

(xii) authorize any of, or commit or agree to take, whether in writing or otherwise, to do any of, the foregoing actions.

(b) Without limiting the generality of Section 7.01(a), during the Interim Period Seller shall cause the Company to:

(i) make capital expenditures in the ordinary course of business consistent with past practice, including making planned capital expenditures relating to the boiler and the fire water emergency tank relating to the Company Business;

(ii) use commercially reasonable efforts to preserve intact the current business organization of the Company and keep available the services of the employees set forth on Schedule 7.01(b)(ii) (the “Key Employees”); and

(iii) provide notice to Purchaser as promptly as reasonably practical of any Proceedings affecting the Company or the Assets.

(c) In connection with the continuing operation of the Company Business between the date of this Agreement and the Closing, Seller shall consult in good faith from time to time with the representatives for Purchaser in respect of material operational developments with respect to the Assets or the Company Business and the general status of the Argyll Road Carve-Out and the Retained Asset and Liability Transfer.

(d) Seller shall keep, or cause to be kept, all insurance policies set forth in Schedule 5.11or suitable replacements therefor, in full force and effect through the close of business on the Closing Date.

(e) Nothing in this Section 7.01 shall be deemed to restrict in any event the ability of the Company to (i) carry out its obligations under Section 7.13 or (ii) withdraw cash from the Company by dividend, distribution, loan repayment or any other means.

SECTION 7.02. Access to Information.

(a) Subject to the prior consent of Seller, which shall not be unreasonably withheld, Purchaser and its accountants, counsel and other representatives and advisors shall be afforded reasonable access, upon reasonable notice during normal business hours during the Interim Period, to the senior management and key employees, properties and Assets, books and

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

records of the Company as reasonably required in connection with the transactions contemplated by this Agreement; provided, however, that such access does not unreasonably disrupt the normal operations of the Company or violate any obligation of the Company to any third Person, and provided, further, that with respect to information which Seller or the Company, in each case acting reasonably, considers highly confidential (other than information relating exclusively to the Company Business), proprietary, sensitive or otherwise anti-competitive, Purchaser will have no access prior to the Closing Date. Notwithstanding the foregoing, Purchaser shall not have access to personnel records of the Company relating to individual performance or evaluation records, medical histories or other information the disclosure of which the Seller or the Company reasonably determines, after consultation with counsel, could subject Degussa, Seller, the Company or any of their Affiliates to any Loss.

(b) For a period of seven (7) years following the Closing, Purchaser shall retain the books and records of the Company, and upon reasonable notice, afford the officers, employees, agents and representatives of Seller reasonable access (including the right to make photocopies, at the expense of Seller), during normal business hours, to such books and records.

SECTION 7.03. Bank Accounts and Powers of Attorney. Schedule 7.03 contains a correct and complete list showing (a) the name of each bank in which the Company has an account or safe deposit box and the names of all Persons authorized to draw on the account or to have access to the safety deposit box, the account numbers for such accounts, and (b) the names of all Persons holding powers of attorney from the Company.

SECTION 7.04. Confidentiality.

(a) Purchaser acknowledges that the information being provided to it in connection with the Acquisition and the consummation of the other transactions contemplated by this Agreement is subject to the terms of that certain confidentiality agreement by and among Purchaser, the Company and Degussa dated October 31, 2003 (the “Confidentiality Agreement”), the terms of which are incorporated in this Agreement by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information relating solely to the Company, other than with respect to the assets transferred pursuant to the Retained Asset and Liability Transfer or the Argyll Road Carve-Out; provided, however, that Purchaser acknowledges that any and all other information provided to it by Seller, Seller’s Affiliates or Seller’s representatives concerning Degussa and its Affiliates shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

(b) Seller shall keep confidential, and cause its Affiliates and its and their officers, directors, employees and advisors to keep confidential, all information relating to the Company, except as required by Applicable Law or administrative process and except for information that is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 7.04(b). The covenant set forth in this Section 7.04(b) shall terminate three (3) years after the Closing Date.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SECTION 7.05. Commercially Reasonable Efforts.

(a) On the terms and subject to the conditions of this Agreement, each Party shall use its commercially reasonable efforts to cause the Closing to occur on September 30, 2006, including (i) causing the satisfaction of all conditions set forth in Article VIII, and (ii) using all commercially reasonable efforts necessary to comply promptly with all legal requirements that may be imposed on it or any of its Affiliates with respect to the Closing.

(b) The Company and Purchaser shall keep each other apprised of the status of any communication with, and any inquiries or requests for additional information from, the applicable Governmental Entities and shall comply promptly with any such inquiry or request and shall promptly provide any supplemental information. Each of Seller and Purchaser, as promptly as practicable after the execution of this Agreement, will (i) make, or cause to be made, all filings and submissions, that are required or advisable under all Applicable Laws for it to consummate the purchase and sale of the Shares in accordance with the terms of this Agreement, (ii) use its commercially reasonable efforts to obtain, or cause to be obtained, all Consents from Governmental Entities necessary or advisable to be obtained by it in order to consummate such purchase and sale, and (iii) use its commercially reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its obligations under this Agreement. Purchaser shall use its commercially reasonable efforts to obtain a notice from the Minister under the Investment Canada Act (Canada) that: (A) the transaction is not reviewable or (B) he is satisfied, or deemed to be satisfied, that the Acquisition and the other transactions contemplated hereby are likely to be of net benefit to Canada. Seller and Purchaser will coordinate and cooperate in exchanging information and supplying assistance that is reasonably requested in connection with this Section 7.05(b) including providing each other with advanced copies and reasonable opportunity to comment on all notices and information supplied to or filed with any Governmental Entity (including notices and information which Seller or Purchaser, in each case acting reasonably, considers highly confidential and sensitive which notices and information may be provided on a confidential and privileged basis to outside counsel of the other Party), and all notices and correspondence received from any Governmental Entity.

(c) Prior to the Closing, each Party shall, and shall cause its Affiliates to, use its commercially reasonable efforts (at its own expense) to obtain, and to cooperate in obtaining, all consents from third parties (other than from Governmental Entities) necessary or appropriate to permit the consummation of the Acquisition and the transactions contemplated hereby; provided, however, that the Parties shall not be required to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such consent may be required (other than nominal filing or application fees). Purchaser acknowledges that certain consents and waivers with respect to the transactions contemplated by this Agreement may be required from parties to the Company Contracts and that such consents and waivers have not been obtained. Seller shall not have any liability whatsoever to Purchaser arising out of or relating to the failure to obtain any consents or waivers that may be required in connection with the transactions contemplated by this Agreement or because of the termination of any Company Contract as a result thereof. Purchaser acknowledges that no representation, warranty or covenant of Seller or the Company contained in this Agreement shall be breached or deemed breached, and no condition shall be deemed not satisfied, as a result of (i) the failure to obtain any such consent or waiver, (ii) any such termination, or (iii) any Proceeding or investigation commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such consent or any such termination.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SECTION 7.06. Expenses; Taxes.

(a) Whether or not the Closing takes place, and except as otherwise set forth in this Agreement, all costs and expenses incurred in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the Party incurring such expense, including all costs and expenses incurred pursuant to this Section 7.06.

(b) All Taxes applicable to the transfer of the Shares shall be paid by Seller. Each Party shall use commercially reasonable efforts to avail itself of any available exemptions from any such Taxes, and to cooperate with the other Parties in providing any information and documentation that may be necessary to obtain such exemptions.

SECTION 7.07. Tax Matters.

(a) Return Filings. For any taxable period of the Company that ends on or before the Closing Date, Seller shall timely prepare and file with the appropriate authorities all Tax Returns required to be filed, and the Company shall pay all Taxes due with respect to such Tax Returns.

(b) Cooperation. Seller, the Company and Purchaser shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Seller and its Affiliates will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Company to the extent such records and information pertain to events occurring on and prior to the Closing Date; therefore, Purchaser and the Company shall (i) properly retain and maintain such records until such time as Seller agrees that such retention and maintenance is no longer necessary and (ii) allow Seller and its agents and representatives (and agents or representatives of any of its Affiliates), at times and dates mutually acceptable to the Parties, to inspect, review and make copies of such records as Seller may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at Seller’s expense and shall not unreasonably interfere with the Company Business.

(c) Refunds and Credits. Any refund or credit of Taxes of the Company for any taxable period ending on or before the Closing Date shall be for the account of Seller. Any refund or credit of Taxes of the Company for any taxable period beginning after the Closing Date shall be for the account of Purchaser. Purchaser shall, if Seller so requests and at Seller’s expense, cause the Company to file for and obtain any refunds or credits to which Seller is entitled under this Section 7.07(c). Purchaser and the Company shall permit Seller to control the prosecution of any such refund claim and, where deemed appropriate by Seller, shall authorize by appropriate powers of attorney such Persons as Seller shall designate to represent the

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Company with respect to such refund claim. Each Party shall, or shall cause its Affiliates to, forward to any other Party entitled under this Section 7.07(c) to any refund or credit of Taxes any such refund within ten (10) days after such refund is received or reimburse such other Party for any such credit within ten (10) days after the credit is allowed or applied against other Tax liability.

SECTION 7.08. Post-Closing Cooperation.

(a) Seller and Purchaser shall cooperate with each other, and shall cause their Affiliates and their officers, employees, agents, auditors and representatives to cooperate with each other, for a reasonable period after the Closing to ensure the orderly transition of the Company from Seller to Purchaser and to minimize any disruption to the Company and the other respective businesses of Seller and Purchaser that might result from the transactions contemplated by this Agreement. After the Closing, upon reasonable written notice, Seller and Purchaser shall furnish or cause to be furnished to each other and their Affiliates and their respective employees, counsel, auditors and representatives access, during normal business hours, to such information and assistance relating to the Company (to the extent within the control of such Party) as is reasonably necessary for financial reporting and accounting matters.

(b) Each Party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 7.08. Neither Party shall be required by this Section 7.08 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations (or, in the case of Purchaser, those of the Company). Any information relating to the Company received by Seller pursuant to this Section 7.08 shall be subject to Section 7.04(b).

SECTION 7.09. Publicity. No public release or announcement concerning the Acquisition and the other transactions contemplated by this Agreement shall be issued by any Party without the prior consent of the other Parties (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Applicable Law or the rules or regulations of any Canadian, United States or foreign securities exchange, in which case the Party required to make the release or announcement shall allow the other Party reasonable time to comment on such release or announcement in advance of such issuance.

SECTION 7.10. Resignations. On the Closing Date, Seller shall cause to be delivered to Purchaser duly signed resignations, effective immediately after the Closing, of all directors and officers of the Company and shall take such other action as is necessary to accomplish the foregoing.

SECTION 7.11. Further Assurances. From time to time, as and when requested by any Party, each Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to Section 7.05), as such other Party may reasonably deem necessary or desirable to complete the Acquisition and to consummate the transactions contemplated by this Agreement, including, in the case of Seller, executing and delivering to Purchaser such assignments, deeds, bills of sale, consents and other instruments as Purchaser or its counsel may reasonably request as necessary or desirable for such purpose.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SECTION 7.12. Argyll Road Carve-Out and Retained Assets and Liabilities.

(a) Prior to the Closing, Seller shall (i) cause the Company to, and the Company shall, transfer right, title and ownership of the land, facility and assets located at 8045 Argyll Road (collectively, “Argyll Road Property”) in Edmonton, Alberta, Canada and described in Part 1 of Schedule 7.12(a) (other than the pilotation and other equipment set forth in Part 2 of Schedule 7.12(a)) from the Company to Seller or an Affiliate of Seller (the “Argyll Road Carve-Out”) and (ii) assume, or cause one of its Affiliates to assume, all contracts and liabilities related to the Argyll Road Carve-Out, subject to this Section 7.12. The pilotation and other equipment set forth on Part 2 of Schedule 7.12(a) shall remain the property of the Company and shall be moved to and installed at the Clover Bar Facility pursuant to the work plan set forth in Part 3 of Schedule 7.12(a).

(b) Purchaser acknowledges that the Argyll Road Carve-Out and the Retained Asset and Liability Transfer as contemplated by this Section 7.12 will not constitute a breach of any representation or warranty made by either Seller or the Company in or pursuant to this Agreement nor will it constitute a violation or breach of any other covenant of Seller or the Company contained in this Agreement.

(c) Prior to the Closing, the Company shall use commercially reasonable efforts to transfer the projects set forth in Schedule 7.12(c), including the assets and liabilities associated with such projects, and/or the confidentiality agreements and/or other contracts associated with such projects (the “Retained Assets and Liabilities”), to Seller or any of its Affiliates prior to the Closing (the “Retained Asset and Liability Transfer”), whereupon none of Purchaser, the Company or any of the Affiliates of Purchaser shall have any rights or obligations in respect of the Retained Assets and Liabilities except to the extent provided in this Section 7.12, the Argyll Road Manufacturing Agreement, the Clover Bar Manufacturing Agreements or the Argyll Road Employee Services Agreement.

(d) In the event that one or more of the third parties to any of the agreements included in the Retained Assets and Liabilities Transfer relating to projects to be performed at the Argyll Road Property (the “Argyll Road Customers”) do not consent to the assignment of such agreements to Seller or one of its Affiliates on or before the Closing Date, the Company and Seller or one of its Affiliates shall enter into the manufacturing agreement substantially in the form of Exhibit A (the “Argyll Road Manufacturing Agreement”). The Company shall make reasonably available the services of certain of its employees after the closing to assist Seller and its Affiliates in completing the manufacturing projects to be performed at the Argyll Road Property pursuant to the Argyll Road Manufacturing Agreement or, in the event that the Argyll Road Customers do consent to the assignment of such agreements to Seller or one of its Affiliates, pursuant to the employee services agreement substantially in the form of Exhibit B (the “Argyll Road Employee Services Agreement”).

(e) In the event that one or more of the third parties to any of the agreements included in the Retained Assets and Liabilities Transfer relating to projects to be performed at the Clover Bar Facility (the “Clover Bar Customers”) do consent to the assignment of such agreements to Seller or one of its Affiliates, then Seller shall have the right to require the

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Company to enter into an agreement with Seller or one of its Affiliates in respect of such projects substantially in the form of Exhibit C (the “Clover Bar Manufacturing Agreement”).

SECTION 7.13. Intercompany Arrangements. Seller, Purchaser and the Company acknowledge and agree that, immediately prior to the Closing, except for the Intercompany Debt and as set forth in Schedule 7.13, any contract, lease, license, commitment or arrangement (other than this Agreement and the Ancillary Agreements) between the Company and Seller or any of Seller’s Affiliates shall be terminated and be of no further force or effect, notwithstanding any terms thereof to the contrary.

SECTION 7.14. Schedules. From time to time prior to the Closing, Seller shall supplement or amend the Schedules to this Agreement relating to Degussa, Seller and the Company with respect to any matter arising after the date of this Agreement which is required to qualify the representations and warranties made in this Agreement or to have been set forth in the Schedules to this Agreement (the “Updated Schedules”), provided that no such supplement or amendment to the Schedules shall excuse any breach of any representation or warranty existing on the date of this Agreement and such Party shall remain bound hereby with respect to all representations and warranties as of the date of this Agreement.

SECTION 7.15. Intellectual Property.

(a) Prior to the Closing, Seller shall cause the Company to, and the Company shall, (i) assign all of the Intellectual Property owned by the Company to Seller or one of its Affiliates, except for Intellectual Property used exclusively in the conduct of the Gilead Business and (ii) deliver to Seller or one of its Affiliates all documentation in its possession (including lab notebooks, manuals, reports, instructions and master batch records), relating to the Intellectual Property of (x) the Company (except to the extent relating exclusively to the conduct of the Gilead Business) or (y) Degussa or its Affiliates (other than the Company).

(b) At the Closing, Purchaser and Seller or an Affiliate of Seller shall enter into a non-exclusive license agreement (the “Non-Exclusive License Agreement”), substantially in the form of Exhibit D.

(c) Seller, on behalf of itself and its Affiliates, covenants not to sue Purchaser and its Affiliates for or with respect to the use of Degussa Technology by Purchaser or any of its Affiliates in the production of API for Purchaser and its Affiliates.

SECTION 7.16. Name Following the Closing. Immediately prior to the Closing, Seller shall cause the name of the Company to be changed to a name selected by Purchaser but not including or similar to any name or words similar to “Raylo Chemicals Inc.” Purchaser acknowledges that from and after the Closing, neither Purchaser nor the Company shall have any rights to the name “Raylo Chemicals Inc.” or any similar or related names, marks and logos.

SECTION 7.17. Agreement Not To Compete.

(a) Purchaser agrees that Seller shall be entitled to protect and preserve the business related to the Retained Assets and Liabilities and the other businesses of Seller and its Affiliates that develop, manufacture, market and sell similar or competing products as those

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

developed, manufactured and sold by the Company, other than as sold to Purchaser, to the extent permitted by Applicable Law and that Seller would not have entered into this Agreement absent the provisions of this Section 7.17 and, therefore, for a period of five (5) years from the Closing, Purchaser shall cause the Company not to, directly or indirectly, engage in activities or businesses within North America with any parties other than Affiliates of Purchaser that are substantially in competition with what was the business of the Company prior to the Closing including (i) marketing or selling goods or services of the type marketed or sold by the Company prior to the Closing to any party other than Purchaser and its Affiliates, (ii) soliciting any former customer of the Company, other than Purchaser and its Affiliates, to purchase any goods or services, sold by the Company prior to the Closing, sold by Purchaser or any Affiliate of Purchaser, including the Company, from anyone other than Seller and its Affiliates, and (iii) assisting any Person in any way to do, or attempt to do, anything prohibited by clause (i) or clause (ii) above.

(b) Seller and Degussa agree that, for a period beginning on the date hereof and ending on the date which is three (3) years following the Closing, Seller and Degussa will not solicit any of the Key Employees to accept employment with Seller, Degussa or their Affiliates; provided, however, that the foregoing will not prohibit Seller, Degussa or their Affiliates from (i) making generalized searches for employees by the use of advertisements in the media (including trade media) or by engaging search firms to engage in searches that are not targeted or focused on the Key Employees, (ii) employing any Key Employee who contacts Seller, Degussa or their Affiliates as a result of such general, non-targeted solicitations for employment or (iii) employing any Key Employee whose employment with the Company has been terminated.

(c) Nothing in this Section 7.17 shall prevent or prohibit the Company from fulfilling, amending or renewing its obligations pursuant to and in connection with any of the Company Contracts including, without limitation, the [ * ] Contracts.

(d) Notwithstanding any other provision of this Agreement, it is understood and agreed that the remedy of indemnity payments pursuant to Article X and other remedies at law would be inadequate in the case of any breach of the covenants contained in Section 7.17(a). Seller shall be entitled to equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of such covenants.

SECTION 7.18. Exclusive Dealing. During the Interim Period, Seller shall not, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any inquiries or proposals from, or enter into any agreement with, any Person (other than Purchaser) relating to any transaction involving the sale of any shares of Company or the sale of the Company Business or any of the Assets (other than as permitted in this Agreement) or any other business combination.

SECTION 7.19. [ * ] Contract. Degussa shall use its commercially reasonable efforts to [ * ]

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SECTION 7.20. Employees.

(a) During the Interim Period, the Company and Degussa shall inform Purchaser prior to hiring any employee which would bring the total employment of the Company to more than 185 persons and, in the case of the hiring of any employee, discuss with Purchaser any alternative manner in which Purchaser suggests to carry out the duties of such employee (including the carrying out of duties by one or more existing employees of the Company or the provision by Purchaser of one or more of its employees or contractors to carry out such duties). Unless it reasonably believes that it has cause to terminate such Key Employee, the Company shall not terminate any Key Employee without the prior written consent of Purchaser.

(b) At a time mutually agreeable to Degussa and Purchaser, Degussa shall provide Purchaser with access to the Key Employees for the purpose of discussing the post-Closing employment of such Key Employees by the Company.

SECTION 7.21. Phosgene. Prior to the Closing Date, Degussa shall remove all phosgene and phosgene containers from the Owned Property.

SECTION 7.22. Service Agreement. In the event that the Closing does not occur before October 1, 2006 and such delay is not caused by Purchaser, Purchaser shall have the right to require that the Company execute and deliver the services agreement substantially in the form of Exhibit E (the “Clover Bar Services Agreement”) pursuant to which Purchaser shall be entitled to utilize certain capacity and employees at the Clover Bar Facility prior to Closing.

SECTION 7.23. Documentation. Following the Closing, upon the request of Purchaser, Degussa shall, or shall cause its Subsidiaries to, deliver to the Company copies of any documentation in its or their possession (including, but not limited to, lab notebooks, manuals, reports, instructions and master batch records) embodying the Licensed Rights or Degussa Technology; provided that Degussa and its Subsidiaries shall be entitled to redact such documentation to remove information not relating to the Licensed Rights or Degussa Technology.

ARTICLE VIII

CONDITIONS PRECEDENT

SECTION 8.01. Conditions to Each Party’s Obligation. The obligation of Purchaser to purchase and pay for the Shares and the obligation of Seller to sell the Shares to Purchaser is subject to the satisfaction or waiver on or prior to the Closing of the following conditions:

(a) Governmental Approvals. (i) (A) The Purchaser shall have received an advance ruling certificate pursuant to section 102 of the Competition Act (Canada) or (B) (I) the statutory waiting period under section 123 of the Competition Act (Canada) shall have expired, been terminated or waived pursuant to section 113(c) of the Competition Act (Canada) or (II) the Commissioner of Competition shall have advised the Purchaser, in writing that she has no intention to file an application under Part VIII of the Competition Act (Canada) in connection with the transactions contemplated by this Agreement (“Competition Act Approval”), (ii) the

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

waiting period under the HSR Act, if applicable to the consummation of the Acquisition and the other transactions contemplated hereby, shall have expired or been terminated (“HSR Act Approval”). All other authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the Acquisition and the other transactions contemplated hereby shall have been obtained or filed or shall have occurred or shall have been waived (along with the Competition Act Approval and the HSR Act Approval, “Competition Approvals”).

(b) No Injunctions or Restraints. No Applicable Law or injunction enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Acquisition and the other transactions contemplated hereby shall be in effect.

SECTION 8.02. Conditions to Obligation of Purchaser. The obligation of Purchaser to purchase and pay for the Shares is further subject to the satisfaction (or waiver by Purchaser) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Degussa, Seller and the Company in this Agreement shall be true and correct (after giving effect to any Updated Schedules) as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct with the same force and effect, on and as of such earlier date); provided, that the foregoing condition shall be deemed satisfied unless the Losses which would be suffered by Purchaser arising from breaches of or inaccuracies in such representations and warranties would exceed the Threshold (without giving effect to De Minimis Losses).

(b) Performance of Obligations of Seller. Seller, Degussa and the Company shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller, Degussa and the Company by the time of the Closing.

(c) Absence of Proceedings. There shall not be pending or threatened by any Governmental Entity any Proceeding challenging or seeking to restrain or prohibit the Acquisition or any other transaction contemplated by this Agreement or the Ancillary Agreements or seeking to obtain from Purchaser or any of its Affiliates in connection with the Acquisition any damages that are material in relation to Purchaser, its Affiliates and the Company taken as a whole.

(d) Absence of Company Material Adverse Event. No Company Material Adverse Event shall have occurred during the Interim Period.

SECTION 8.03. Conditions to Obligation of Seller. The obligation of Seller to sell the Shares is further subject to the satisfaction (or waiver by Seller) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Purchaser made in this Agreement shall be true and correct in all material respects (except for

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

such representations and warranties that are qualified by their terms as to materiality, which representations and warranties as so qualified shall be true and correct in all respects) as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct with the same force and effect, on and as of such earlier date).

(b) Performance of Obligations of Purchaser. Purchaser shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser by the time of the Closing.

(c) Absence of Proceedings. There shall not be pending or threatened by any Governmental Entity any Proceeding challenging or seeking to restrain or prohibit the Acquisition or any other transaction contemplated by this Agreement or the Ancillary Agreements or seeking to obtain from Seller or any of its Subsidiaries in connection with the Acquisition any damages that are material in relation to Seller and its Subsidiaries taken as whole.

(d) Purchase and Supply Agreement. The Purchase and Supply Agreement shall remain in full force and effect and shall not have been terminated, and Purchaser or one of its Affiliates shall have confirmed acceptance, within fourteen (14) calendar days of delivery to a location in Europe, of the Qualification Material pursuant to the terms of the Purchase and Supply Agreement. For the purposes of this Section 8.03(d), “Qualification Material” shall mean a minimum quantity of [ * ] kg of emtricitabine or another API (as defined in the Purchase and Supply Agreement), consisting of at least [ * ] consecutive batches, meeting the Specifications (as defined in the Purchase and Supply Agreement).

(e) Raw Materials Agreement. The Raw Materials Agreement shall remain in full force and effect and shall not have been terminated.

(f) Guaranty. The Guaranty shall remain in full force and effect and shall not have been terminated.

(g) Time. Five (5) calendar months shall have elapsed since the date of this Agreement.

(h) HSBC Guaranty. Degussa’s guaranty of the obligations of the Company to HSBC Bank Canada shall have been terminated.

SECTION 8.04. Frustration of Closing Conditions. Neither Purchaser nor Seller may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use its commercially reasonable efforts to cause the Closing to occur, as required by Section 7.05.

SECTION 8.05. Certain Waivers. If as of the date of this Agreement any Party (the “Waiving Party”) has knowledge of one or more breaches of or inaccuracies in any representations, warranties or covenants of the other Party contained in this Agreement, the

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Waiving Party shall be deemed to have waived each such breach or inaccuracy and the Waiving Party and its successors, assigns and Affiliates shall not be entitled to terminate this Agreement pursuant to Article IX, be indemnified pursuant to Article IX, to sue for damages or to assert any other right or remedy for any Losses arising from any matters relating to such inaccuracy or breach, notwithstanding anything to the contrary contained in this Agreement or in any certificate delivered pursuant to this Agreement. Similarly, if any Party (also a “Waiving Party”) has knowledge of one or more breaches of or inaccuracies in any representations, warranties or covenants of the other Party contained in this Agreement as of the Closing which, individually or in the aggregate, (a) would cause the failure of the closing condition in Section 8.02(a) or 8.02(b) or Section 8.03(a) or 8.03(b) or (b) were not identified to the other Party promptly upon the Waiving Party’s gaining knowledge thereof (but in no event later than the earlier of (i) (A) on or prior to the third monthly anniversary of the date hereof, ten (10) Business Days thereafter or (B) following the third monthly anniversary of the date hereof, five (5) Business Days thereafter or (ii) the Closing), the Waiving Party shall be deemed to have waived each such breach or inaccuracy and the Waiving Party and its successors, assigns and Affiliates shall not be entitled to be indemnified pursuant to Article X, to sue for damages or to assert any other right or remedy for any Losses arising from any matters relating to such inaccuracy or breach, notwithstanding anything to the contrary contained in this Agreement or in any certificate delivered pursuant to this Agreement.

ARTICLE IX

TERMINATION

SECTION 9.01. Termination.

(a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Acquisition and the other transactions contemplated by this Agreement abandoned at any time prior to the Closing:

(i) by mutual written consent of Seller and Purchaser;

(ii) by Seller if any of the conditions set forth in Sections 8.01 or 8.03 shall have become incapable of fulfillment, and shall not have been waived by Seller;

(iii) by Purchaser if any of the conditions set forth in Sections 8.01 or 8.02 shall have become incapable of fulfillment, and shall not have been waived by Purchaser; or

(iv) by Seller or Purchaser, if the Closing does not occur on or by February 2, 2007 or such other date as agreed by the mutual written consent of Seller and Purchaser;

provided, however, that the Party seeking termination pursuant to clause (ii), (ii) or (iv) is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(b) In the event of termination by Seller or Purchaser pursuant to this Section 9.01, written notice thereof shall forthwith be given to the other and the transactions contemplated by this Agreement shall be terminated, without further action by any Party. If the transactions contemplated by this Agreement are terminated as provided in this Agreement:

(i) Purchaser shall return all documents and other material received from Seller or the Company relating to the transactions contemplated by this Agreement, whether so obtained before or after the execution of this Agreement, to Seller; and

(ii) All confidential information received by Purchaser with respect to the business of the Company shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

SECTION 9.02. Effect of Termination. If this Agreement is terminated and the transactions contemplated by this Agreement are abandoned as described in Section 9.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 7.04 relating to the obligation of Purchaser to keep confidential certain information and data obtained by it, (ii) Section 7.06 relating to certain expenses, (iii) Section 9.01 and this Section 9.02, (iv) Section 7.09 relating to publicity, and (v) Section 1.01 relating to the application of the Deposit. Nothing in this Section 9.02 shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement.

ARTICLE X

INDEMNIFICATION

SECTION 10.01. Tax Indemnification.

(a) From and after the Closing, Degussa and the Seller, jointly and severally, shall indemnify Purchaser, its Affiliates (including the Company) and each of their respective officers, directors, employees, stockholders, agents and representatives (the “Purchaser Indemnitees”) against and hold them harmless from all liability for Taxes of the Company with respect to any taxable period beginning prior to the Closing Date.

(b) From and after the Closing, Purchaser and the Company, jointly and severally, shall indemnify Seller and its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives (the “Seller Indemnitees”, and together with Purchaser Indemnitees, the “Indemnitees”) against and hold them harmless from all liability for Taxes of the Company for any taxable period ending after the Closing Date.

(c) In the case of any period that includes (but does not end on) the Closing Date (a “Straddle Period”), with respect to (i) real, personal and intangible property Taxes (“Property Taxes”) of the Company for the Pre-Closing Tax Period, the indemnification of Degussa and Seller shall be for the amount equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are prior to the Closing Date and the denominator of which is the number of days in the Straddle Period and (ii) sales on goods and services Taxes, the Tax for the Straddle Period shall be allocated between Seller and Purchaser based upon an interim closing of the books as of the Closing Date.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SECTION 10.02. Other Indemnification by Seller.

(a) From and after the Closing and subject to the limitations set forth in Section 10.02(b), Seller and Degussa, jointly and severally, shall indemnify each Purchaser Indemnitee against and hold them harmless from any Loss suffered or incurred by such Purchaser Indemnitee (other than any Loss relating to Taxes, for which indemnification provisions are set forth in Section 10.01) to the extent arising from:

(i) any breach or inaccuracy of any representation or warranty of Seller, the Company or Degussa which survives the Closing contained in this Agreement;

(ii) any breach of, or any failure to perform, any covenant of Seller, the Company or Degussa contained in this Agreement requiring performance by it;

(iii) the Argyll Road Carve-Out or Seller’s ownership and operation of the Argyll Road Property, including environmental liabilities associated therewith, whether arising before, at or after the Closing;

(iv) the Retained Asset and Liability Transfer and any liabilities arising out of the projects set forth in Schedule 7.12(c), whether before, at or after the Closing, except for liabilities and obligations related to or arising out of the Clover Bar Manufacturing Agreement, the Argyll Road Manufacturing Agreement or the Argyll Road Employee Services Agreement;

(v) product liability and warranty claims based on products delivered to any Company customer (other than Purchaser and its Affiliates) before the Closing Date; and

(vi) any event, condition or circumstance first disclosed in an Updated Schedule.

(b) Neither Degussa nor Seller shall be required to indemnify any Purchaser Indemnitee, nor shall they have any liability:

(i) under Section 10.02(a)(i) and Section 10.02(a)(ii) unless the aggregate of all Losses for which Seller would, but for this clause (i), be liable thereunder exceeds on a cumulative basis an amount equal to [ * ] (the “Threshold Amount”), and then for the full amount of all such Losses and any future Losses; provided, however, that (A) this clause (i) shall not apply to any claim for indemnification arising out of a breach or an alleged breach of Sections 3.01, 3.02, 3.03, 4.01, 4.02, 4.03, 5.01, 5.02 or 5.03 (the “Excluded Representations”) and (B) in calculating the Threshold Amount, any individual Loss or series of related Losses arising out of common facts and circumstances for which Degussa and Seller shall be obligated to provide indemnification under Section 10.02(a)(i) and Section 10.02(a)(ii) (other than with respect to the Excluded Representations or the covenants set forth in Sections 2.04, 7.12, 7.13, 7.21 or 7.22), which is (A) less than [ * ] with respect to a breach or alleged breach relating to the physical condition of Assets or (B) less than [ * ] with respect to all other matters (“De Minimis Losses”) shall be excluded in its or their entirety from the Threshold Amount and Degussa and Seller shall have no liability hereunder for any such De Minimis Losses;

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(ii) under Section 10.02(a)(i), Section 10.02(a)(ii) and Section 10.02(a)(vi), with respect to Losses in excess of [ * ] provided, however, that this clause (ii) shall not apply to any claim for indemnification arising out of a breach or an alleged breach of the Excluded Representations or in respect of a breach or inaccuracy of Section 5.16;

(iii) under Section 10.02(a)(i) in respect of a breach or inaccuracy of Section 5.16 in excess of [ * ];

(iv) under Section 10.02(a) to the extent the liability or obligation arises as a result of any action taken or omitted to be taken by Purchaser or any of its Affiliates; provided, however, that this clause (iv) shall not apply to any claim for indemnification arising out of a breach or an alleged breach of the Excluded Representations;

(v) the maximum aggregate amount of indemnifiable Losses which may be recovered from an Indemnified Party arising out of or resulting from the causes set forth in any Section of this Agreement, including Sections 10.01 and 10.02, other than Sections 10.02(a)(iii) and 10.02(a)(iv), shall be an amount equal to the Purchase Price, notwithstanding anything to the contrary contained in this Agreement; and

(vi) under Section 10.02(a)(vi) for any Losses that do not exceed on a cumulative basis [ * ] (the “Schedules Basket”) and then only for amounts in excess of the Schedules Basket.

(c) Except as otherwise specifically provided in this Agreement or in any Ancillary Agreement, each of Purchaser and Seller acknowledge that its sole and exclusive remedy after the Closing with respect to any and all claims relating to this Agreement, the Acquisition and the other transactions contemplated hereby, shall be pursuant to the indemnification provisions set forth in this Article X. In furtherance of the foregoing, each of Purchaser, Seller and the Company hereby waives, from and after the Closing, to the fullest extent permitted under Applicable Law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it may have against Seller, Degussa arising under or based upon this Agreement, the Acquisition and the transaction contemplated hereby, any Applicable Law (including any relating to environmental matters), common law or otherwise (except pursuant to the indemnification provisions set forth in this Section 10.02).

SECTION 10.03. Other Indemnification by Purchaser. From and after the Closing, Purchaser and the Company, jointly and severally, shall indemnify each Seller Indemnitee against and hold it harmless from any Loss suffered or incurred by such Seller Indemnitee (other than relating to Taxes, for which indemnification provisions are set forth in Section 10.01) arising from, relating to or otherwise in respect of:

(a) any breach or inaccuracy of any representation or warranty given by Purchaser which survives the Closing contained in this Agreement;

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(b) any breach of or failure to perform any covenant of Purchaser or the Company requiring performance by it contained in this Agreement; and

(c) the conduct of the business of the Company after the Closing.

SECTION 10.04. Calculation of Losses. The amount of any Loss for which indemnification is provided under this Article X shall be net of any amounts recovered or recoverable by the Indemnified Party with respect to such Loss and shall be (a) increased to take account of any net Tax cost incurred by the Indemnified Party arising from the receipt of indemnity payments under this Agreement (grossed up for such increase) and (b) reduced to take account of any net Tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax cost or Tax benefit, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment under this Agreement or the incurrence or payment of any indemnified Loss. Purchaser shall not be obligated to indemnify any Seller Indemnitee pursuant to Section 10.03 against any Losses arising from, relating to or otherwise in respect of a failure by Purchaser to close the Acquisition if and to the extent Seller is entitled to retain the Deposit.

SECTION 10.05. Termination of Indemnification. The obligations to indemnify and hold harmless any party (a) pursuant to Section 10.02(a)(i), Section 10.02(a)(vi) or Section 10.03(a) shall terminate when the applicable representation or warranty terminates pursuant to Section 10.08, and (b) pursuant to the other clauses of Sections 10.02 and 10.03 shall not terminate; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the Person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) pursuant to Section 10.06 to the Indemnifying Party.

SECTION 10.06. Procedures.

(a) Third Party Claims. In order for a Person (the “Indemnified Party “) to be entitled to any indemnification provided for under Section 10.02 or 10.03 in respect of, arising out of or involving a claim made by any Person other than a Party or an Affiliate of a Party, against the Indemnified Party (a “Third Party Claim”), such Indemnified Party must notify the indemnifying Party (the “Indemnifying Party “) in writing (and in reasonable detail) of the Third Party Claim within ten (10) Business Days after receipt by such Indemnified Party of notice of the Third Party Claim. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) Business Days’ time after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim. In the event of a failure by the Indemnified Party to provide timely notice to the Indemnifying Party in accordance with this Section 10.06(a), the Indemnified Party shall not be entitled to any right of indemnity under this Article X, except if and to the extent that the Indemnified Party demonstrates that the Indemnifying Party has not been materially prejudiced by such failure.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(b) Assumption. If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party shall have failed to give notice of the Third Party Claim as provided above). If the Indemnifying Party chooses to defend a Third Party Claim, all the Indemnified Parties shall cooperate in the defense thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement. Whether or not the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld). If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim, which releases the Indemnified Party completely in connection with such Third Party Claim and that would not otherwise materially adversely affect the Indemnified Party.

(c) Other Claims. In the event any Indemnified Party should have a claim against any Indemnifying Party under Section 10.02 or Section 10.03 that does not involve a Third Party Claim, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. Such notice shall state (i) that the Indemnified Party has suffered a Loss for which it is entitled to indemnification, (ii) the aggregate amount of such Loss, and (iii) in reasonable detail the nature and amount of such Loss. Subject to Section 10.05 and Section 10.07, the failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party under Section 10.02 or Section 10.03, except to the extent that the Indemnifying Party demonstrates that it has been materially prejudiced by such failure. If the Indemnifying Party does not notify the Indemnified Party in writing within thirty (30) days following its receipt of such notice that the Indemnifying Party disputes its liability or the amount of the liability to the Indemnified Party under Section 10.02 or Section 10.03, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under Section 10.02 or Section 10.03 and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the Indemnifying Party notifies the

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Indemnified Party in writing that it disputes its liability or the amount of the liability to the Indemnified Party (such notice, a “Dispute Notice”), the Parties will (i) negotiate in good faith to try to resolve the dispute for a period of thirty (30) days, and if the Parties fail to resolve the dispute in such thirty (30) day period, shall (ii) cooperate to submit such dispute to arbitration as provided in Section 11.14 hereof within forty (40) days of delivery of the Dispute Notice to the Indemnified Party. If the final decision of the arbitrators, as provided in Section 11.14, provides that the Indemnifying Party is liable to the Indemnified Party, the Indemnifying Party shall pay the amount determined by the arbitrators as soon as practicable after such determination by the arbitrators.

(d) Procedures Relating to Indemnification of Tax Claims. (i) If at any time the Company, or any of its successors or assigns, receives an assessment or reassessment or other notice in respect of a Pre-Closing Period by any Taxing Authority, which, if successful, might result in an indemnity payment to any Purchaser Indemnitee pursuant to Section 10.01, Purchaser shall promptly, but in no event later than ten (10) Business Days following receipt of such notice, notify Seller in writing of such claim (a “Tax Claim”). In the event of a failure by Purchaser to provide timely notice to Seller in accordance with this Section 10.06(d)(i), Purchaser shall not be entitled to any right of indemnity under this Article X, except and to the extent that Purchaser demonstrates that Seller has not been materially prejudiced by such failure.

(ii) With respect to any Tax Claim relating solely to Taxes of the Company for a Pre-Closing Tax Period, Seller shall control all proceedings taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Taxing Authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where Applicable Law permits such refund suits or contest the Tax Claim in any permissible manner. Purchaser shall control all proceedings relating to other Tax Claims.

(iii) Purchaser and the Company shall cooperate with Seller in contesting any Tax Claim, which cooperation shall include, without limitation, the retention and (upon Seller’s request) the provision to Seller of records and information which are reasonably relevant to such Tax Claim, and making employees reasonably available on a mutually convenient basis to provide additional information or explanation of any material provided under this Agreement or to testify at proceedings relating to such Tax Claim.

In no case shall any Purchaser Indemnitee settle or otherwise compromise any Tax Claim without the prior written consent of Seller.

(e) Mitigation. Purchaser and Seller shall cooperate with each other with respect to resolving any claim or liability with respect to which one Party is obligated to indemnify the other Party under this Agreement, including by making commercially reasonably efforts to (or to cause its Affiliates to) mitigate or resolve any such claim or liability. In the event that Purchaser or Seller shall fail to make such commercially reasonably efforts to mitigate or resolve any claim or liability, then notwithstanding anything else to the contrary contained in this Agreement, the other Party shall not be required to indemnify any Person for any loss, liability, claim, damage or expense that could reasonably be expected to have been avoided if Purchaser or Seller, as the case may be, had made such efforts.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SECTION 10.07. Survival of Representations.

(a) Solely for purposes of this Article X, the representations and warranties contained in this Agreement shall survive the Closing for eighteen (18) months following the Closing; provided, however, the representations and warranties (i) relating to the physical condition of the Assets shall survive for one (1) year following Closing; (ii) made pursuant to Sections 5.14, 5.16 and 5.17 shall survive for three (3) years following the Closing; (iii) made pursuant to Section 5.12 shall survive until the expiration of the applicable statute of limitations that would govern a claim made thereunder; and (iv) made pursuant to the Excluded Representations shall survive indefinitely.

(b) No Party has any obligation or liability with respect to any representation or warranty made by such Party in this Agreement or the certificates to be delivered pursuant to Section 2.03(a)(x) and Section 2.03(a)(viii) after the end of the applicable time period specified in Section 10.07(a) except for claims that the Party has been notified of prior to the end of the applicable time period.

SECTION 10.08. No Additional Representations. Purchaser acknowledges that it and its representatives have been permitted to inspect the books and records, facilities, equipment, tax returns, contracts, insurance policies (or summaries thereof) and other properties and assets of the Company that it and its representatives have desired or requested to see or review, and that it and its representatives have met with the officers and employees of the Company to discuss the business of the Company (“Diligence Investigation”), it being understood that such Diligence Investigation shall not affect the Parties’ rights and obligations under this Article X except as provided in this Agreement. Purchaser acknowledges that (a) none of Degussa, Seller, the Company or any other Person has made any representation or warranty, expressed or implied, as to the Company or the accuracy or completeness of any information regarding the Company furnished or made available to Purchaser and its representatives, except as expressly set forth in this Agreement, the Ancillary Agreements or the Schedules, (b) Purchaser has not relied on any representation or warranty from Degussa, Seller, the Company or any other Person in determining to enter into this Agreement, except as expressly set forth in this Agreement, the Ancillary Agreements and the Schedules, and (c) none of Degussa, Seller, the Company nor any other Person shall have or be subject to any liability to Purchaser or any other Person resulting from the distribution to Purchaser, or Purchaser’s use of, any such information, including any information, documents or material made available to Purchaser in any “data rooms,” management presentations or in any other form in expectation of the transactions contemplated by this Agreement. Degussa, Seller and the Company expressly disclaim any and all representations and warranties, express or implied, as to merchantability or fitness for any particular purpose, and the assets of the Company are in an “as is” condition, except as otherwise expressly set forth in this Agreement.

SECTION 10.09. Purchase Price Adjustment. All payments pursuant to this Article X shall be treated by the Parties as adjustments to the Purchase Price for Tax purposes.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SECTION 10.10. Environmental Claims. No Purchaser Indemnitee may seek indemnification under this Article X for that portion of any Loss relating to any breach or inaccuracy of Section 5.16 that is in any way created or increased because of any excavation or subsurface drilling activities, any collection of surface soil, subsurface soil, surface water, ground water or ambient air samples for testing or any other intrusive sampling, testing or investigation (collectively, “Environmental Testing”) or any uninvited or deliberately initiated communication with any Governmental Entity, any of which occurred without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed; provided, however, that the foregoing shall not apply to (a) any Environmental Testing conducted in the good faith operation of the Company Business or (b) any routine communication with any Governmental Entity with respect to the ongoing operations of the Company Business in accordance with the past practices of the Company, industry practice or Applicable Laws and Permits. Purchaser, for itself and other Purchaser Indemnitees, waives all claims for Losses relating to or arising from conditions, facts and circumstances referred to in the Environmental Reports or set forth on Schedule 5.16 (except to the extent relating to the Argyll Road Property).

ARTICLE XI

GENERAL PROVISIONS

SECTION 11.01. Incorporation of Schedules. The Schedules attached to this Agreement form an integral part of it for all purposes of this Agreement.

SECTION 11.02. Statutes. Except as otherwise provided in this Agreement, any reference in this Agreement to a statute refers to such statute and all rules and regulations made under it, as it or they may have been amended or re-enacted.

SECTION 11.03. Non-Business Days. Whenever payments are to be made or an action is to be taken on a day which is not a Business Day, such payment shall be made or such action shall be taken on or not later than the next succeeding Business Day.

SECTION 11.04. Amendments. This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by Seller and Purchaser. By an instrument in writing, Purchaser or Seller may waive compliance by the other with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform.

SECTION 11.05. Assignment. This Agreement and the rights and obligations under this Agreement shall not be assignable or transferable by any Party (including by operation of law in connection with a merger or consolidation of such Party) without the prior written consent of the other Parties, such consent not to be unreasonably withheld. Notwithstanding the foregoing, Purchaser may assign its right to purchase the Shares hereunder to one or more of its wholly owned Subsidiaries without the prior written consent of Seller or Degussa; provided, however, that no assignment shall limit or affect Purchaser’s obligations hereunder. Any attempted assignment in violation of this Section 11.05 shall be void.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SECTION 11.06. No Third-Party Beneficiaries. Except as provided in Article X, this Agreement is for the sole benefit of the Parties and their permitted assigns and nothing in this Agreement expressed or implied shall give or be construed to give to any Person, other than the Parties and such assigns, any legal or equitable rights under this Agreement.

SECTION 11.07. Attorney Fees. A Party in breach of this Agreement shall, on demand, indemnify and hold harmless the other Party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other Party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other Party may be entitled.

SECTION 11.08. Notices. All notices or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, three (3) days after mailing (one (1) Business Day in the case of express mail or overnight courier service), as follows:

(a)    if to Purchaser,

Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, CA 94404

USA

Attention: [ * ]

Facsimile: [ * ]

With a copy to:

Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, CA 94404

USA

Attention: [ * ]

Facsimile: [ * ]

(b)    if to Seller, Degussa or the Company

LaPorte Nederland BV

c/o Degussa AG

Exclusive Synthesis & Catalysts

Rodenbacher Chaussee 4

63457 Hanau-Wolfgang

Germany

Attention: [ * ]

Facsimile: [ * ]

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

with copies to:

Degussa Corporation

379 Interpace Parkway

Parsippany, NJ 07054

USA

Attention: [ * ]

Facsimile: [ * ]

and

McDermott Will & Emery LLP

340 Madison Avenue

New York, NY 10017

USA

Attention: [ * ]

Facsimile: [ * ]

SECTION 11.09. Interpretation; Exhibits and Schedules; Certain Definitions.

(a) The headings contained in this Agreement, in any Exhibit or Schedule to this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any matter set forth in any provision, subprovision, section or subsection of any Schedule shall, unless the context otherwise manifestly requires, be deemed set forth for all purposes of the Schedules. All Exhibits and Schedules annexed to this Agreement or referred to in this Agreement are hereby incorporated in and made a part of this Agreement as if set forth in full in this Agreement. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. Words importing the singular number only shall include the plural and vice versa. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The use of the word “or” is not intended to be exclusive unless the context expressly indicated otherwise. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

(b) For all purposes of this Agreement:

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition, “control” means the possession or ownership, directly or indirectly, of (i) voting securities, other voting ownership or voting partnership interests which are sufficient to elect at least a majority of the board of directors or other governing body of a Person, or (ii) if there are no such voting interests, fifty (50%) percent or more of the equity interests of a Person.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

“Ancillary Agreements” means the Purchase and Supply Agreement, the Raw Materials Agreement, the Guaranty, the Argyll Road Manufacturing Agreement, the Argyll Road Employee Services Agreement, the Clover Bar Services Agreement and the Non-Exclusive License Agreement.

“Applicable Law” means any domestic or foreign statute, law, ordinance, rule, regulation, constitution, treaty, code, Judgment or policy, rules, and regulations, including, without limitation, any rules, regulations, guidelines or other requirements of regulatory authorities any practices and guidelines of, or contracts with, any Governmental Entity which, although not actually having the force of law, are considered by such Governmental Entity as requiring compliance as if having the force of law, that may be in effect from time to time in a jurisdiction to whose laws a Person is subject by in connection with the conduct of such Person’s business or operations, including laws, rules, regulations and guidelines with respect to the manufacture of active pharmaceuticals ingredients to be marketed or sold in Canada, the United States and the European Union.

“Business Day” means any day on which banks are authorized by law to be open for business in New York, New York and Frankfurt, Germany.

“Closing Date Amount” means (i) the Estimated Purchase Price minus (ii) the Deposit, together with Interest on the Deposit to the Closing Date minus (iii) if applicable, the Time Adjustment.

“Commissioner of Competition” means the Commissioner of Competition appointed under the Competition Act (Canada).

“Company Material Adverse Event” means any event or condition that (i) renders the Assets in the aggregate unsuitable or unusable for the purpose of operating the Company Business in all material respects in the manner the Company Business was being conducted as of December 31, 2005 and/or (ii) the effect of which causes the Company to be unable to operate the Company Business in all material respects in the manner the Company Business was being conducted as of December 31, 2005. An “event” or “condition” for the purpose of this definition shall include any event that results in physical damage to the real or personal property making up the Assets, loss of Permits required to operate the Company Business (including but not limited to U.S. Food and Drug Administration certifications applicable to the Company Business).

“Competition Act (Canada)” means the Competition Act (Canada), R.S.C. 1985, c. C-34, as amended.

“Consent” means any material consent, approval, license, permit, order or authorization.

“Contract” means any contract required to be listed on Schedule 5.09(a).

“Degussa Material Adverse Effect” means any material adverse effect on (i) the ability of Degussa to perform its obligations under this Agreement or (ii) the ability of Degussa to consummate the transactions to which it is a party contemplated by this Agreement.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

“Degussa Technology” means the know-how of Degussa and its Affiliates used by the Company in the production of API for Purchaser at the Argyll Road Property and the Clover Bar Facility as of the date hereof.

“Employment Pension Plans Act (Alberta)” means the Employment Pension Plans Act (Alberta) R.S.A. 2000 c.E-8, as amended.

“Event of Insolvency” means, with respect to a Person, means with respect to any Person, such Person has (a) become insolvent or generally not able to pay its debts as they become due; (b) made any assignment in bankruptcy or makes any other general assignment for the benefit of its creditors; (c) had a petition of bankruptcy filed with respect to it or has filed a petition or otherwise sought to take advantage of any other Applicable Law for the relief of bankrupt or insolvent Persons or made any assignment for the benefit of creditors or any arrangement or compromise; (d) a trustee in bankruptcy, receiver, receiver and manager, interim receiver, custodian, sequestrator or liquidator or other Persons with similar powers appointed with respect to or with respect to all or any substantial part of its assets; (e) been adjudicated a bankrupt upon a petition in bankruptcy being filed; (f) taken (or any other Person, court or Governmental Entity has taken) any step or any action or has instituted any proceeding for the reorganization, arrangement, composition, readjustment, dissolution, winding up or liquidation of such Person or its assets under any applicable bankruptcy, insolvency, moratorium or other similar law affecting creditors’ rights or consents to, or acquiesces in the filing of any such petition; or (g) taken any corporate or other action to authorize any of the above actions.

“Excise Tax Act (Canada)” means the Excise Tax Act (Canada) R.S.C. 1985, c. E-15 as amended.

“Governmental Entity” means any domestic, foreign, federal, state, provincial, county, municipal, local or other government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“IFRS” means International Financial Reporting Standards.

“include” or “including” means including, without limitation.

“Intercompany Debt” means the outstanding indebtedness of the Company to Degussa and its Affiliates under that certain Credit Agreement between Degussa and the Company, which in no event shall exceed the Purchase Price.

“Investment Canada Act (Canada)” means the Investment Canada Act (Canada), R.S., 1985, c. 28 (1st Supp.), as amended.

“Investment Canada Regulations” means the Investment Canada Regulations, SOR/85-611, as amended

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

“Judgment” means any judgment, order or decree.

“knowledge of a Party” or any similar terms, means knowledge of the Company, knowledge of the Purchaser and/or knowledge of the Seller, as applicable.

“knowledge of the Company” or any similar terms, means the actual knowledge of Matt Colomb or John Findlay.

“knowledge of the Purchaser” or any similar terms, means the actual knowledge of Matt Au, Brett Pletcher, Ernest Prisbe or David Upchurch.

“knowledge of the Seller” or any similar terms, means the actual knowledge of Matt Burke, Wilfried Eul, Rudolf Hanko, Oliver Maier or Silke Wollert.

“Loss” means any loss, liability, claim, damage or expense including reasonable legal fees and expenses; provided, however that “Loss” shall not include indirect, special, incidental consequential or punitive damages.

“Party” means any of Purchaser, Seller, the Company or Degussa, and “Parties” means all of them collectively.

“Permits” means any material certificates, licenses, permits, authorizations and approvals required by law (including all certificates, licenses, permits, authorizations and approvals required by law to produce active pharmaceutical ingredients using the Assets).

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

“Proceeding” means any actions, suits, proceedings (at law or in equity) by any Person, grievance, arbitration or alternative dispute resolution process, or administrative or other proceeding before any Governmental Entity.

“Purchaser Material Adverse Effect” means a material adverse effect on (i) the ability of Purchaser to perform its obligations under this Agreement and the Ancillary Agreements or (ii) the ability of Purchaser to consummate the Acquisition and the other transactions contemplated hereby.

“Securities Act (Alberta)” means the Securities Act (Alberta) R.S.A. 2000, c.S-4, as amended.

“Seller Material Adverse Effect” means any material adverse effect on the ability of Seller to perform its obligations under this Agreement and the Ancillary Agreements or on the ability of Seller to consummate the Acquisition and the other transactions contemplated hereunder and thereunder.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person or by another Subsidiary of such first Person.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

“Time Adjustment” means (i) [ * ] multiplied by (ii) the number of monthly anniversaries following November 2, 2006 before the Closing Date.

(c) Index of Defined Terms.

Defined Term	Section	Page

Accounting Firm	2.04(c)	5
Acquisition	2.01	3
Adjusted Purchase Price	2.04(d)	6
Affiliate	11.09(b)	48
Agreement	Preamble	1
Ancillary Agreements	11.09(b)	49
API	5.10(b)	16
Applicable Law	11.09(b)	49
Argyll Road Carve-Out	7.12(a)	32
Argyll Road Customers	7.12(d)	32
Argyll Road Employee Services Agreement	7.12(d)	32
Argyll Road Manufacturing Agreement	7.12(d)	32
Argyll Road Property	7.12(a)	32
Assets	5.06(a)	12
Balance Sheet	5.05(a)	12
Benefit Plans	5.14	19
Business Day	11.09(b)	49
Closing	2.02	3
Closing Date	2.02	3
Closing Date Amount	11.09(b)	49
Closing Working Capital	2.04(b)	5
Clover Bar Consolidation	Recitals	1
Clover Bar Customers	7.12(e)	32
Clover Bar Facility	Recitals	1
Clover Bar Services Agreement	7.22	35
Commissioner of Competition	11.09(b)	49
Company	Preamble	1
Company Business	Recitals	1
Company Contracts	5.09(b)	16
Company IP	5.08(b)	14
Company Material Adverse Event	11.09(b)	49
Competition Act Approval	8.01(a)	35
Competition Act (Canada)	11.09(b)	49
Competition Approvals	36	36
Confidentiality Agreement	7.04(a)	28

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Consent	11.09(b)	49
Contract	11.09(b)	49
Current Assets	2.04(e)	6
Current Liabilities	2.04(e)	6
Degussa	Preamble	1
Degussa Material Adverse Effect	11.09(b)	49
Degussa Technology	11.09(b)	50
De Minimis Losses	10.02(b)(i)	40
Deposit	1.01(a)	2
Diligence Investigation	10.08	45
Dispute Notice	10.06(c)	44
Employment Pension Plans Act (Alberta)	11.09(b)	50
Environment	5.16(c)	22
Environmental Laws	5.16(c)	22
Environmental Reports	5.16(a)	20
Environmental Testing	10.10	46
Estimated Purchase Price	2.04(b)	5
Event of Insolvency	11.09(b)	50
Excise Tax Act (Canada)	11.09(b)	50
Excluded Representations	10.02(b)(i)	40
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
Guaranty	Recitals	1
Gilead Business	Recitals	1
Governmental Entity	11.09(b)	50
GSL	Recitals	1
Hazardous Materials	5.16(c)	22
HSR Act	11.09(b)	50
HSR Act Approval	8.01(a)	36
IFRS	11.09(b)	50
Include	11.09(b)	50
Including	11.09(b)	50
Indemnified Party	10.06(a)	42
Indemnifying Party	10.06(a)	42
Indemnitees	10.01(b)	39
Intellectual Property	5.08(a)	13
Intercompany Debt	11.09(b)	50
Interest	1.01(a)	2
Interim Period	7.01(a)	26
Investment Canada Act (Canada)	11.09(b)	50
Investment Canada Regulations	11.09(b)	50
Judgment	11.09(b)	51
Key Employees	7.01(b)(ii)	27
knowledge of the Company	11.09(b)	51
knowledge of the Purchaser	11.09(b)	51

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

knowledge of the Seller	11.09(b)	51
Liens	5.06(a)	12
Loss	11.09(b)	51
New York courts	11.14	56
Non-Exclusive License Agreement	7.15(b)	33
Notice of Disagreement	2.04(c)	5
[ * ]	[ * ]	[ * ]
OHSA	5.17(f)	23
Owned Property	5.07(a)	13
Party	11.09(b)	51
Permits	11.09(b)	51
Permitted Liens	5.06(a)	12
Person	11.09(b)	51
Post-Closing Tax Period	5.12(a)	17
Pre-Closing Tax Period	11.09(b)	17
Preliminary Statement	2.04(b)	5
Proceeding	11.09(b)	51
Property Taxes	10.01(c)	39
Purchase and Supply Agreement	Recitals	1
Purchaser	Preamble	1
Purchaser Indemnitees	10.01(a)	39
Purchaser Material Adverse Effect	11.09(b)	51
Raw Materials Agreement	Recitals	1
Release	5.16(c)	22
Retained Asset and Liability Transfer	7.12(c)	32
Retained Assets and Liabilities	7.12(c)	32
Schedules Basket	10.02(b)(vi)	41
Securities Act (Alberta)	11.09(b)	51
Seller	Preamble	1
Seller Indemnitees	10.01(b)	39
Seller Material Adverse Effect	11.09(b)	51
Shares	Recitals	1
Statement	2.04(b)	5
Straddle Period	10.01(c)	39
Subsidiary	11.09(b)	51
Supply Agreement Continuation	1.01(c)	2
Tax	5.12(a)	17
Tax Act	5.12(a)	17
Tax Claim	10.06(d)	44
Taxes	5.12(a)	17
Taxing Authority	5.12(a)	17
Tax Return	5.12(a)	17
Tax Returns	5.12(a)	17
Third Party Claim	10.06(a)	42
Threshold Amount	10.02(b)(i)	40

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Time Adjustment	11.09(b)	52
Updated Schedules	7.14	33
Voting Company Debt	5.02(a)	10
Waiving Party	8.05	37
WC Amount	2.04(d)	6
Working Capital	2.04(e)	6

SECTION 11.10. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties.

SECTION 11.11. Entire Agreement. This Agreement, the Ancillary Agreements and the Confidentiality Agreement along with the Schedules and Exhibits hereto and thereto, contain the entire agreement and understanding among the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings relating to such subject matter. None of the Parties shall be liable or bound to any other Party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth in this Agreement or in the Ancillary Agreements or the Confidentiality Agreement.

SECTION 11.12. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

SECTION 11.13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State.

SECTION 11.14. Arbitration. Any controversy or claim arising out of or relating to this Agreement is to be resolved by binding arbitration. The arbitration is to be administered by the American Arbitration Association and is to be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration is to be held before a panel of three (3) arbitrators, each of whom must be independent of the Parties. Each Party shall select an arbitrator and request the two (2) selected arbitrators to select a third neutral arbitrator. If the two (2) arbitrators fail to select a third arbitrator on or before the tenth (10th) day after the second arbitrator was selected, either Party is entitled to request the American Arbitration Association to appoint the third neutral arbitrator in accordance with its rules. Before beginning the hearings, each arbitrator must provide an oath or undertaking of impartiality. The arbitrators shall have the power to grant any remedy or relief that they deem just and equitable, including but not limited to equitable and injunctive relief, whether provisional or final in nature, and any such equitable or injunctive measures ordered by the arbitrators may be enforced by any court of competent jurisdiction. Notwithstanding the foregoing, nothing in this Agreement shall prevent either Party from seeking any

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

provisional/preliminary equitable relief (including, but not limited to, preliminary injunctions, attachments or other such orders in aid of arbitration) from any courts located in the City of New York, County of New York (the “New York courts”), and any such application to a New York court for provisional/preliminary relief shall not be deemed incompatible with the agreement to arbitrate or a wavier of the right to arbitrate. In the event that either Party seeks provisional/preliminary relief in the New York courts in accordance with the last sentence, each of the Parties hereby (a) agrees that the New York courts shall exclusive jurisdiction to grant such judicial relief and (b) waives any claim or defense that the jurisdiction or venue of the New York courts is improper. The Parties shall allow and participate in pre-hearing discovery in accordance with the U.S. Federal Rules of Civil Procedure. Unresolved discovery disputes shall be submitted to the arbitrators. Any witness that has been requested for deposition by one Party, but not produced by the other Party, shall not be entitled to submit any testimony in the arbitration. The arbitrators shall have no authority to award punitive damages or other damages not measured by the prevailing Party’s actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the provisions of this Agreement. The award of the arbitrators in writing shall be final and binding upon the Parties and shall not be appealed from or contested in any court. Should any Party fail to appear or be represented at the arbitration proceedings after due notice in accordance with the applicable rules, then the arbitrator may nevertheless render a decision in the absence of such Party and such decision shall have the same force and effect as if the absent Party had been present, whether or not it shall be adverse to the interests of such Party. Any arbitration proceeding under this Agreement must be commenced no later than one (1) year following the receipt of notice by both (i) Purchaser or any of its Affiliates and (ii) Degussa and any of its Affiliates of such controversy or claim. Failure to timely commence an arbitration proceeding constitutes both an absolute bar to the commencement of an arbitration proceeding with respect to the controversy or claim, and a waiver of the controversy or claim. The arbitration is to be conducted in the City of New York, County of New York. Each Party shall submit to any court of competent jurisdiction for purposes of the enforcement of any award, order or judgment pursuant to arbitration, and such award, order or judgment shall be final and may be entered and enforced in any court of competent jurisdiction.

SECTION 11.15. Exchange Rate; Currency. All amounts to be determined in this Agreement that are denominated in Canadian Dollars shall be converted into Euros using the prevailing exchange rate for the conversion of Canadian Dollars into Euro on the Closing Date. All amounts payable under this Agreement shall be payable in Euros.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

IN WITNESS WHEREOF, Degussa, Seller, the Company and Purchaser have duly executed this Agreement as of the date first written above.

DEGUSSA AG

By:	/s/ Oliver Maier
Name:	Oliver Y. Maier
Title:	VP, Mergers & Acquisitions

LAPORTE NEDERLAND BV

By:	/s/ Rudolph Hanko
Name:	Rudolph Hanko
Title:	VP, Exclusive Synthesis

RAYLO CHEMICALS INC.

By:	/s/ Wilfried Eul
Name:	Dr. Wilfried Eul
Title:	VP Strategic Projects

GILEAD SCIENCES, INC.

By:	/s/ John F. Milligan
Name:	John F. Milligan
Title:	Executive Vice President & CFO

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED